UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A

____________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FREYR Battery, Inc.

________________________________________

(Name of Registrant as Specified in its Charter)

_______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2024

Dear fellow stockholders,

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to participate in FREYR Battery, Inc.’s (“FREYR”) virtually hosted 2024 Annual Meeting of Stockholders, which will be held on June 13, 2024, at 12:00 p.m. Eastern Time.

We encourage you to review this Proxy Statement, which contains pertinent information for voting your shares and summarizes the Board’s activities over the past year. This year’s proxy statement punctuates our focus on corporate governance and executive compensation best practices, the ongoing execution of our adaptive strategy and business plan, FREYR’s commitment to sustainability, and steadfast alignment with you, our stockholders.

Our vision for FREYR, which is to decarbonize the energy storage and transportation markets by producing sustainable, cost-competitive batteries, continues to be our ultimate objective. To further the pursuit of this vision, the Board has overseen the evolution of our business strategy to expand across both the battery value chain and a diversified technology spectrum. We believe this path will enable the Company to build a resilient battery technology industrialization partner of choice approach that delivers fit-for-purpose solutions to our customers while maintaining commercial and strategic flexibility, as the industry develops, and the energy transition continues to accelerate in a challenging economic and geo-political landscape. The transition to a fully renewable energy future is ever more important and regionalized battery supply is expected to be the cornerstone of resilient energy systems.

Against this backdrop, the Board is committed to overseeing that the Company prudently manages capital while pursuing FREYR’s ambitious growth objectives. This responsibility will be particularly critical as FREYR navigates the path towards gigafactory production, which is a highly capital-intensive undertaking. The redomiciliation of FREYR from Luxembourg to the U.S., which was completed in January 2024, will, in our opinion, enhance FREYR’s access to capital, simplify the corporate structure and align with the well-established principles of corporate governance under Delaware law.

Refreshing our Board’s composition has also been a priority during FREYR’s journey as a public company. In January 2023, we welcomed Dr. Dan Aremus Steingart, professor at Columbia University, to the Board. Dr. Steingart’s deep technical expertise has been instrumental to the continued development of our differentiated technology strategy. In November 2023, we announced the appointment of Jessica Wirth Strine to the Board. Ms. Strine’s background as an institutional investor in U.S. equities and extensive experience in governance and sustainability as the Co-Founder and CEO of an independent corporate advisory firm, brings valuable ESG expertise to the Board that will strengthen the Company in this area. On April 18, 2024, we also welcomed Mr. Todd Jason Kantor, Mr. Tore Ivar Slettemoen and Mr. David J. Manners as new directors to FREYR. These additions represent co-founding investors in FREYR and a decorated former U.S. intelligence officer bringing decades of relevant experience in institutional energy sector investing as well as experience in public and government affairs, thereby significantly enhancing the Company’s ability to deliver on our ambitious objectives.

We would also like to thank the departing directors Ms. Olaug Svarva, Ms. Mimi Berdal, Mr. Torstein Dale Sjotveit and Mr. Jason Forcier for their service on the Board. They all brought deep industry and governance expertise to our Board, and we wish them all the best in their future endeavors.

We are extremely excited about the path ahead for FREYR in 2024 and beyond. Our technology diversification strategy is expected to augment customer acquisition and reduce cost of capital, while attracting project level equity and debt investment interest to an accelerating number of opportunities. In the rapid energy transition, optionality and continuous ability to innovate and adapt will be key to achieving further success in the battery industry.

As our organization continues to grow and mature, the Board will remain committed to overseeing robust corporate governance with increasing focus on innovation, digitalization and diversification while ensuring that the Company maintains an extensive dialogue with you, our stockholders, and supporting management in the delivery of long-term stockholder value by executing a thoughtful, resolute and agile business strategy.

Thank you for your continued support,

Tom Einar Jensen
Executive Chair of the Board and Co-Founder

FREYR Battery, Inc.
6&8 East Court Square, Suite 300,
Newnan, Georgia 30263

April 29, 2024

Dear Stockholder,

You are cordially invited to attend FREYR Battery, Inc.’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 13, 2024, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/FREY2024.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.proxyvote.com using the control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to do to attend the virtual Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Birger Steen
Birger Steen
Chief Executive Officer

FREYR Battery, Inc.
6&8 East Court Square, Suite 300,
Newnan, Georgia 30263

_____________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 13, 2024

_____________________________________

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of FREYR Battery, Inc. (the “Company,” “FREYR,” “we,” “us” or “our”), to be held on Thursday, June 13, 2024, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/FREY2024.

At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:

1.      Election of nine directors to serve for a one-year term of office expiring at the 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.      Ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2024;

3.      Advisory vote on the compensation of our named executive officers, also known as the “say-on-pay” proposal;

4.      Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, also known as the “say-on-frequency” proposal;

5.      Approval of the amendment and restatement of the FREYR Battery 2021 Equity Incentive Plan; and

6.      Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The board of directors has fixed the close of business on April 24, 2024, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive office at 6&8 East Court Square, Suite 300, Newnan, Georgia 30263. Your vote is very important to the Company and all proxies are being solicited by the board of directors. Therefore, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible by (i) accessing the internet site www.proxyvote.com or by scanning the QR barcode in the proxy materials provided to you or (ii) signing, dating and returning a proxy card or instruction form provided to you. Internet voting will be available 24 hours a day, up until 11:59 p.m., Eastern Time on June 12, 2024.

By Order of the Board of Directors,
/s/ Sonia Gilde S. Rathscheck
Sonia Gilde S. Rathscheck Corporate Secretary

April 29, 2024
Newnan, Georgia

i

FREYR Battery, Inc.
6&8 East Court Square, Suite 300,
Newnan, Georgia 30263

_____________________

PROXY STATEMENT

_____________________

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

General

This proxy statement is furnished to stockholders of FREYR Battery, Inc., a Delaware corporation (the “Company” or “FREYR”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 13, 2024, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/FREY2024. This solicitation of proxies is made on behalf of the Company’s board of directors (the “Board”).

On January 29, 2021, FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”) and Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), among others, entered into that certain Business Combination Agreement (the “BCA”) to effect a merger between the companies (the “Business Combination”). FREYR Battery, a Luxembourg public limited liability company (société anonyme) (“FREYR Lux”) was formed on January 20, 2021, to complete the Business Combination and to serve as the successor entity to FREYR Legacy, the predecessor entity. The merger was completed in multiple stages, pursuant to the terms of the BCA. On July 8, 2021, FREYR Lux’s ordinary shares and warrants began trading on the New York Stock Exchange (“NYSE”) and on July 9, 2021, FREYR Lux completed the Business Combination and FREYR Legacy and Alussa became wholly owned subsidiaries of FREYR Lux.

In 2023, FREYR Lux announced a process to redomicile from Luxembourg to the United States pursuant to an Agreement and Plan of Merger, dated as of October 13, 2023 (the “Merger Agreement”) and the Common Draft Terms of Cross-Border Merger (projet commun de fusion transfrontalière), (the “Cross-Border Merger Agreement”), by and between FREYR Lux and FREYR. At its Extraordinary General Meeting of Shareholders held on December 15, 2023, the shareholders of FREYR Lux approved by the requisite majority the merger of FREYR Lux with and into FREYR, with FREYR as the surviving entity (the “Merger”). On December 31, 2023, FREYR Lux completed the Merger and redomiciliation pursuant to the terms of the Merger Agreement and Cross-Border Merger Agreement and, as a result of the Merger, FREYR became the successor issuer to FREYR Lux.

For the purposes of this proxy statement, references to the “Company,” “FREYR,” “we,” “our,” “us” and similar terms mean, as of any time prior to the redomiciliation, FREYR Lux and, as of any time after the redomiciliation, FREYR, and where appropriate, their respective wholly owned subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on Thursday, June 13, 2024

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding the Internet Availability of Proxy Materials (the “Internet Notice”) to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Internet Notice. Such Internet Notice, or this proxy statement and proxy card or voting instruction form, as applicable, is being mailed to our stockholders on or about April 29, 2024. This proxy statement and our 2023 Annual Report are available free of charge at www.proxyvote.com.

Annual Meeting Proposals

You will be asked to vote on the following proposals at the Annual Meeting:

1.      Election of nine directors to serve for a one-year term of office expiring at the 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.      Ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2024;

3.      Advisory vote on the compensation of our named executive officers (“NEOs”), also known as the “say-on-pay” proposal;

4.      Advisory vote on the frequency of future advisory votes on the compensation of our NEOs, also known as the “say-on-frequency” proposal;

5.      Approval of the amendment and restatement of the FREYR Battery 2021 Equity Incentive Plan, as currently amended and restated as of May 10, 2023 (the “2021 Equity Plan”, as amended and restated, the “Amended Plan”); and

6.      Any other matter that properly comes before the Annual Meeting.

Who Can Vote

At the close of business on April 24, 2024 (the “Record Date”), there were 139,705,234 shares of our common stock, par value $0.01 per share (“Common Stock”), outstanding. Each share of our Common Stock outstanding on the Record Date is entitled to one vote on each of the nine director nominees and one vote on each other matter. Your shares of Common Stock may be voted at the Annual Meeting, or any adjournment or postponement thereof, only if your shares are represented by a valid proxy or you are present in person at the Annual Meeting.

Voting by Stockholders of Record

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the internet or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FREY2024, entering the applicable control number, and following the instructions on the Annual Meeting website.

Voting by Beneficial Owners (Holders in “Street Name”)

If your shares are held in a stock brokerage account or by a bank, trust or other nominee (each, a “broker”), then you are not considered the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders may vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials, voting instruction form, or other materials provided to you by the broker that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of PricewaterhouseCoopers AS as our independent registered public accounting firm (such proposal is considered a “routine” matter under New York Stock Exchange (“NYSE”) rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote during the Annual Meeting, you must obtain a legal proxy from the broker that holds your shares (see “Voting at the Annual Meeting”).

Quorum

A quorum is required in order to hold and conduct business at the Annual Meeting. The holders of at least a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date present in person or represented by proxy shall constitute a quorum.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker submits a proxy covering your shares. Your broker is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker on how to vote on those matters. Please see below under “— Broker Non-Votes.”

Deadline for Submitting Your Proxy on the Internet

Internet voting will close at 11:59 p.m., Eastern Time, on June 12, 2024. Stockholders who submit a proxy by internet need not return a proxy card or the voting instruction form forwarded by your broker by mail. YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance, even if you plan to attend the Annual Meeting.

Voting at the Annual Meeting

If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Please note that if your shares are held in “street name” and you wish to vote during the meeting, you must obtain a proxy issued in your name from your broker, bank or other street name holder. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under “— Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary, FREYR Battery, Inc., at our principal executive office at 6&8 East Court Square, Suite 300, Newnan, Georgia 30263, (ii) duly submitting a later-dated proxy over the internet, by mail, or (iii) attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, you may change your voting instructions by following the instructions of your broker.

If You Receive More Than One Proxy Card or Internet Notice

If you receive more than one proxy card or Internet Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by internet, submit one proxy for each proxy card or Internet Notice you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:

•        FOR the election of each of the nine director nominees;

•        FOR the ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2024;

•        FOR the advisory vote on the compensation of our NEOs;

•        ONE YEAR as the frequency of future stockholder advisory votes on the compensation of our NEOs; and

•        FOR the approval of the amendment and restatement of the 2021 Equity Plan.

In addition, the proxy holders named in the proxy are authorized to vote at their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Broker Non-Votes

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of PricewaterhouseCoopers AS as our independent registered public accounting firm. Brokers do not have discretionary authority, however, to vote on director elections, the say-on-pay proposal, the say-on-frequency proposal or the approval of the amendment and restatement of the 2021 Equity Plan.

Votes Required

The following table summarizes the voting requirements and the effects of broker non-votes or abstentions on each of the proposals to be voted on at the Annual Meeting:

	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of Directors	Majority of votes cast for each nominee	None	None
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of shares of Common Stock present at the Annual Meeting and entitled to vote on the proposal	None	Against
3.	Advisory Vote on the Compensation of Our NEOs	Majority of shares of Common Stock present at the Annual Meeting and entitled to vote on the proposal	None	Against
4.	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our NEOs	The option of “One Year,” “Two Years,” or “Three Years” that receives the highest number of votes cast	None	None
5.	Approval of the Amendment and Restatement of the 2021 Equity Plan	Majority of shares of Common Stock present at the Annual Meeting and entitled to vote on the proposal	None	Against

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services. We also have engaged Okapi Partners LLC to assist us in solicitating proxies. We have agreed to pay Okapi Partners LLC a fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses and associated disbursements.

Attendance at the Annual Meeting

We are pleased to welcome stockholders to our Annual Meeting, which will be held in a virtual format only. You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/FREY2024 and logging in with the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Online access to the webcast will open at approximately 15 minutes before the meeting begins to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/FREY2024.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated each of the following nine persons to stand for election for a term expiring at the 2025 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal: Birger Steen, Tom Einar Jensen, Peter Matrai, Daniel Barcelo, Todd Jason Kantor, David J. Manners, Tore Ivar Slettemoen, Daniel Aremus Steingart and Jessica Wirth Strine. Each of the nominees has consented to serve as a director of the Board. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board.

We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our Board nominees provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

Name	Age	Position
Tom Einar Jensen	53	Executive Chair of the Board of Directors
Birger Steen	57	Chief Executive Officer (“CEO”) and Director
Peter Matrai	51	Director
Daniel Barcelo	54	Director
Todd Jason Kantor	45	Director
David J. Manners	69	Director
Tore Ivar Slettemoen	66	Director
Daniel Aremus Steingart	46	Director
Jessica Wirth Strine	45	Director

Tom Einar Jensen

Tom Einar Jensen, 53, has served as Executive Chair since August 2023 and director since May 2023. He previously served as CEO of FREYR from July 2021 to August 2023. Mr. Jensen was a co-founder of FREYR Legacy and served as FREYR Legacy’s CEO from October 2018. Prior to and concurrently with FREYR Legacy, Mr. Jensen has served as co-founder and Partner of EDGE Global LLC since September 2017. Prior to EDGE Global LLC and FREYR Legacy, Mr. Jensen served in multiple positions, most recently as Partner and Senior Advisor, at SYSTEMIQ Ltd. From April 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Jensen was Executive Vice President Head at Joule Unlimited Technologies, Inc. (“Joule Unlimited”) from April 2014 to March 2016. Prior to Joule Unlimited, Mr. Jensen was CEO at Agrinos AS from September 2009 to September 2013. Prior to Agrinos AS, Mr. Jensen held various positions in finance, strategy, and business development at Norsk Hydro. Mr. Jensen holds a M.Sc. in Finance and Economics from the Norwegian School of Economics. We believe Mr. Jensen is qualified to serve on the Board due to his in-depth knowledge of FREYR, its operations, and its mission and due to his extensive business, finance, strategy, and leadership experience.

Birger Steen

Birger Steen, 57, has served as director and CEO of FREYR since August 2023. Prior to joining FREYR, Mr. Steen served as Principal and then Thematic Partner at Summa Equity AB since 2019. He served as CEO of Parallels, Inc., a provider of cross-platform and virtual software solutions, from 2010 to 2016. He was Vice President of Worldwide SMB and Distribution at Microsoft Corp. (Nasdaq: MSFT) in Redmond and General Manager of Microsoft Russia and Microsoft Norway from 2002 to 2010. Prior to joining Microsoft, Mr. Steen was CEO of Scandinavia Online and Vice President of Business Development at Schibsted ASA (OSLO: SCHA), an international media group, where he first served as a consultant while at McKinsey & Company from 1993 to 1996. Mr. Steen received his Master of Science in Computer Science and Industrial Engineering from the Norwegian Institute of Technology in Trondheim. He also holds a degree in Russian language from the Defense School of Intelligence and Security in Oslo, Norway and received his MBA from Institut Européen d’Administration des Affaires (INSEAD) in France. Mr. Steen serves as chair of the Board of Directors of Nordic Semiconductor ASA. He has previously served as a Non-Executive Director of Nordea Bank Abp, Pagero AB, PragmatIC Semiconductor Ltd., Schibsted ASA, Skooler AS and Cognite AS. We believe Mr. Steen is qualified to serve on the Board due to his extensive business, finance, strategy, and leadership experience.

Peter Matrai

Peter Matrai, 51, has served as a director of FREYR since the consummation of the Business Combination. He previously served as a director of FREYR Legacy. Mr. Matrai joined FREYR Legacy’s Board of Directors in June 2019. Prior to and concurrently with joining FREYR Legacy, Mr. Matrai has served as co-founder and Managing Partner at EDGE Global LLC, which offers scaling services to sustainability-focused companies, since September 2017. Prior to EDGE Global LLC, Mr. Matrai was Senior Advisor at SYSTEMIQ Ltd. from May 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Matrai was Chief Financial Officer at Joule Unlimited from July 2015 to April 2016. Mr. Matrai has served on the Board of Directors of the not-for-profit HTTP Foundation since November 2004. Mr. Matrai holds a B.S. in Economics and M.Sc. in Finance from Budapest University of Economics, an M.Sc. in Financial Services and Banking Techniques from Université Panthéon- Assas and an M.B.A. from University of Chicago Booth School of Business. We believe Mr. Matrai is qualified to serve on the Board because of his experience licensing and commercializing emerging low-emissions and disruptive technologies as well as his intimate familiarity with FREYR Legacy’s business.

Daniel Barcelo

Deniel Barcelo, 54, has served as a director of FREYR since the consummation of the Business Combination. He is also the founder and CEO of Alussa Energy LLC. Prior to founding Alussa Energy in 2019, he was a Director of Research and Portfolio Manager at Moore Capital Management from 2008 to 2011 and an Equity Research Analyst with Lehman Brothers from 1998 to 2004, Bank of America from 2004 to 2008, and Managing Director and Head of Oil & Gas at Renaissance Capital in Moscow, Russia from 2011 to 2012. He has also served as Chief Financial Officer of Ruspetro plc in Russia from 2012 to 2014, Head of Corporate Finance of Lekoil Limited in Nigeria from 2015 to 2016 and co-founder, Director, and Chief Financial Officer of Invicti Terra Argentina Limited in Argentina from 2017 to 2019. Mr. Barcelo is a graduate of Syracuse University with a Bachelor of Science in Finance and is also a Chartered Financial Analyst® charter holder. We believe Mr. Barcelo is qualified to serve on the Board due to his extensive experience in international energy finance and emerging markets.

Todd Jason Kantor

Todd Jason Kantor, 45, has served as a director of FREYR since April 18, 2024. Mr. Kantor is the Founder and Managing Member of Encompass Capital Advisors, LLC, which he launched in 2012. He has nearly 25 years of experience in the global energy markets as a portfolio manager, analyst, trader, and investment banker. Mr. Kantor manages an alpha-driven long/short equity strategy focused on bottom-up fundamental analysis across the traditional energy and renewables sectors. Prior to founding Encompass Capital, he was a portfolio manager at Citadel LLC’s PioneerPath Capital platform from May 2008 to January 2012, a senior research analyst at Touradji Capital, LP from May 2005 until May 2008, and a senior research analyst and equity trader at Solstice Equity Management from April 2002 until May 2005. Mr. Kantor has a B.B.A. degree, with a concentration in Finance, from the Goizueta Business School at Emory University. Mr. Kantor was recommended as a director nominee by a stockholder. We believe Mr. Kantor is qualified to serve on the Board because of his long leadership experience in finance and investment management, his deep knowledge of the energy industry and his experience in investing in energy transition and energy storage.

David J. Manners

David J. Manners, 69, has served as a director of FREYR since April 18, 2024. Mr. Manners is the Founder and Owner of the Decapolis Group LLC, an international consulting firm focused on global oil and gas and renewable energy projects. Prior to founding the Decapolis Group in 1999, he served for 20 years at the U.S. Central Intelligence Agency (“CIA”), which included multiple tours abroad and serving on two occasions as the CIA’s Chief of Station. Separately, Mr. Manners has for many years provided analyses of global affairs and risks to leading U.S. investment banks, hedge funds, and private equity firms. Mr. Manners graduated with Merit from the United States Naval Academy with a B.S. in European Studies, and he holds an M.A. in Government from Georgetown University. Mr. Manners was recommended as a director nominee by a stockholder. We believe Mr. Manners is qualified to serve on the Board because of his deep experience and expertise in geopolitical, public and government affairs.

Tore Ivar Slettemoen

Tore Ivar Slettemoen, 66, has served as a director of FREYR since April 18, 2024. Mr. Slettemoen was the initiator and founder of FREYR Legacy. He served as a director on the board of FREYR Legacy and was a significant shareholder from its inception in 2018 until the listing on NYSE in July 2021. For the last 10 years, Mr. Slettemoen has owned the Vanir group — a green industry developer engaged in developing utility scale companies in the green transition with activities within onshore wind power, offshore wind power, solar power, batteries, power systems, steel, DAC (direct air capture), LNG (liquid natural gas) and fertilizer companies. Mr. Slettemoen has served as CEO, director and chairman of a number of companies within the Vanir group over this period, and is currently chairman of Teknovekst AS and Vanir Schad AG and director of Vanir Green Industries 1 AS. Mr. Slettemoen has more than 40 years of experience in the energy and mechanical industries, and prior to Vanir, held roles ranging from apprentice/welder, engineer, technical manager, venture capital VP, CEO and chairman. He has broad experience with start-ups as well as major industrial companies, such as Saga Petroleum AS, Equinor ASA (then Statoil) and FMC. Mr. Slettemoen holds a MSc in Mechanical Engineering from Norwegian Institute of Technology and a Master of Management from Kellogg School of Management at Northwestern University in Chicago.

Mr. Slettemoen was appointed to the Board pursuant to that certain cooperation agreement, dated April 18, 2024, by and among the Company, Teknovekst Invest AS, Vanir Invest Holding AS, Teknovekst AS and Mr. Slettemoen (together with Teknovekst Invest AS, Vanir Invest Holding AS and Teknovekst AS, the “Investors”). See the Company’s Form 8-K filed with the SEC on April 18, 2024 for additional information. We believe Mr. Slettemoen is qualified to serve on the Board because of his broad knowledge of and extensive experience within the energy and mechanical industries, and his familiarity with FREYR Legacy’s business.

Daniel Aremus Steingart

Daniel Aremus Steingart, 46, has served as a director of FREYR since January 2023. Currently, he is the Stanley-Thompson Professor of Chemical Metallurgy at Columbia University in New York where he also serves as the Co-Director of the Columbia Electrochemical Energy Center. Dr. Steingart has served as Advisor to Electra since 2020, co-founder of Liminal Insights Inc. since 2015 and Industry Advisor to Sila Nanotechnologies Inc. since 2016. Prior to joining Columbia University in 2019, he was an associate professor in Princeton’s Department of Mechanical and Aerospace Engineering and the Andlinger Center for Energy and the Environment from 2013 to 2019. Earlier, he was an assistant professor in chemical engineering at the City College of the City University of New York. Dr. Steingart holds a Ph.D. in Materials Science from the University of California, Berkeley. We believe Dr. Steingart is qualified to serve on the Board because of his technical and industry credentials as an electrochemistry expert and research scientist, and an advisor to start-up companies in the energy sector.

Jessica Wirth Strine

Jessica Wirth Strine, 45, has served as a director of FREYR since November 24, 2023. Ms. Strine is the CEO and Managing Partner of Sustainable Governance Partners LLC, an independent corporate advisory firm that she co-founded in 2020. In this capacity, Ms. Strine has served as an external consultant to several public companies on corporate governance, sustainability practices, and investor relations. Prior to founding Sustainable Governance Partners, Ms. Strine served as a Senior Director of Investment Stewardship at The Vanguard Group, from 2018-2020. From 2012 to 2017, Ms. Strine was employed by BlackRock, Inc., where she served as an energy sector portfolio manager and director of research within the company’s fundamental active equities business. From 2004 to 2012, Ms. Strine was a sector portfolio manager and equity research analyst at Putnam Investments, where she also co-managed the Global Energy Fund and Global Natural Resources Fund. Prior to this time, from 2001 to 2004, Ms. Strine worked in equity research at Wellington Management Company. Ms. Strine is a graduate of Dartmouth College with a B.A. in Psychological & Brain Sciences, and she holds an M.B.A with a Finance concentration from the Wharton School at the University of Pennsylvania. We believe Ms. Strine is qualified to serve on the Board because of her expertise in investment management, financial analysis, commodities and energy, and environmental, social, and governance (“ESG”), including sustainability strategy.

Required Vote

Each director will be elected by a majority of the votes cast (i.e., the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee, excluding abstentions).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

General Information About the Board of Directors

Director Independence

The Board has established director independence standards, which are included in our Corporate Governance Guidelines, available on our website at ir.freyrbattery.com, that are consistent with applicable NYSE listing standards. The NYSE listing standards generally define an “independent director” as a person who the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and require that a majority of a board of directors be independent. The Board has determined that Mr. Barcelo, Mr. Kantor, Mr. Manners, Mr. Slettemoen, Dr. Steingart and Ms. Strine are “independent directors,” as defined in the NYSE listing standards. In assessing the independence of Dr. Steingart, the Board considered a €10,000 consulting fee that Dr. Steingart received in connection with his service in 2023 as an expert on the Company’s Technology Advisory Board and concluded that such arrangement would not interfere with the exercise of Dr. Steingart’s independent judgment in carrying out the responsibilities of a director. The Board also previously determined that Olaug Svarva, who served on the Board until November 2023, and Jason Forcier and Mimi Berdal, who each served on the Board until April 18, 2024, were independent.

Director Selection and Criteria

The Nominating and Corporate Governance Committee, pursuant to its charter, is responsible for identifying and screening candidates for Board membership and recommending candidates to the entire Board for Board membership.

As set forth in the Company’s Corporate Governance Guidelines, in evaluating director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board, the needs of the Board and its committees, the candidates’ qualifications, background and experience and other factors that the Nominating and Corporate Governance Committee considers appropriate. While the Board has not established specific minimum qualifications for Board members, the Board believes that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Nominating and Corporate Governance Committee considers recommendations and nominations for candidates to the Board from stockholders, so long as such recommendations and nominations comply with the Company’s Bylaws, as well as applicable laws, rules and regulations. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary.

Leadership Structure of our Board of Directors

Our Corporate Governance Guidelines do not mandate that the roles of Chair and CEO be separated or combined. Our Board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of the Company. Under our Corporate Governance Guidelines, if the Chair of the Board is not an independent director, the Board may appoint a Lead Independent Director.

Currently, Mr. Jensen serves as Executive Chair and Mr. Steen serves as our CEO. The Board believes that this structure, with separate Chair and CEO roles, is in the best interests of FREYR at this time because it allows our CEO to devote his time and attention to the day-to-day operations of the Company, while allowing our Chair to focus on leading the Board and supporting the initiatives of the Company and management. The Board also believes that our current leadership structure, with the separation of the Chair of the Board and CEO positions, together with independent leadership at the committee level, enhances the Board’s effectiveness in risk oversight, which is further discussed below.

Board of Directors’ Role in Risk Oversight

One of the key functions of the Board is informed oversight of FREYR’s risk management process. The Board’s Audit and Risk Committee is responsible for assisting and advising the Board in its oversight of the enterprise risk management of the Company. In addition, the Board is routinely presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about our business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

A description of the standing committees of the Board and their functions, including those related to risk oversight, is provided below.

Director Attendance at Board of Directors, Committee and Annual Meetings

Our Board held 13 meetings during 2023. Each incumbent director then in office attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served. Directors are encouraged to attend the Company’s annual meeting of stockholders. One of the then-serving directors of FREYR Lux attended FREYR Lux’s 2023 annual general meeting of shareholders.

FREYR’s directors meet in executive sessions without management present on a regular basis. Independent directors meet in executive sessions without non-independent directors or management present from time to time, as determined by the independent directors, but no less than one time per year. Such meetings are typically held following regularly scheduled meetings or at such other times as requested by an independent director.

Committees of the Board of Directors

The Board has established the following standing committees: Audit and Risk Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the Board are described below. From time to time, the Board may establish other committees to facilitate the management of our business. Members will serve on these committees until their resignation or until as otherwise determined by the Board. Each of the Board’s standing committees has a written charter, which are available on our website at ir.freyrbattery.com.

Committee Membership

Name	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Birger Steen
Tom Einar Jensen
Peter Matrai
Daniel Barcelo	Chair		🗸
Todd Jason Kantor			🗸
David J. Manners
Tore Ivar Slettemoen	🗸	🗸	🗸
Daniel Aremus Steingart		Chair
Jessica Wirth Strine	🗸		Chair
Number of Meetings in 2023	7	9	7

Audit and Risk Committee

The Audit and Risk Committee since April 2024 consists of Daniel Barcelo, who serves as the chair, Tore Ivar Slettemoen and Jessica Wirth Strine. Each of Mr. Barcelo, Mr. Slettemoen and Ms. Strine qualifies as an independent director under the listing standards of the NYSE and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Barcelo qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The functions of the Audit and Risk Committee include, among other things, assisting and advising the Board in its oversight of:

•        Accounting and financial reporting processes and internal controls of FREYR;

•        The audit and integrity of FREYR’s financial statements;

•        FREYR’s enterprise risk management and risks and incidents relating to cybersecurity threats;

•        FREYR’s compliance with applicable laws and regulations (including U.S. federal securities laws and other legal and regulatory requirements);

•        The qualifications, independence, and performance of FREYR’s independent registered public accounting firm;

•        The implementation and performance of FREYR’s internal audit function, as applicable;

•        Preparing the committee report required by applicable SEC rules and regulations;

•        Overseeing FREYR’s related person transactions policy, including reviewing and approving such transactions; and

•        Overseeing policies and strategies related to ESG matters and reporting.

Compensation Committee

The Compensation Committee since April 2024 consists of Daniel Aremus Steingart, who serves as the chair, and Tore Ivar Slettemoen. Each of Dr. Steingart and Mr. Slettemoen qualifies as an independent director under the listing standards of the NYSE and as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The functions of the Compensation Committee include, among other things:

•        Overseeing FREYR’s compensation policies, plans, benefits, programs and overall compensation philosophy;

•        Overseeing compensation of the CEO and other individuals who are “officers” as defined in Rule 16a-1(f) under the Exchange Act;

•        Evaluating and recommending the compensation plans, policies and programs of FREYR;

•        Reviewing and recommending to the Board the form and amount of compensation to be paid for service on the Board and Board committees;

•        Administering FREYR’s incentive compensation plans, equity compensation plans and such other plans as designated from time to time by the Board;

•        Assisting the Board in overseeing FREYR’s talent management processes; and

•        Preparing the committee report if and as required by applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee since April 2024 consists of Jessica Write Strine, who serves as the chair, Daniel Barcelo, Todd Jason Kantor and Tore Ivar Slettemoen. Each of Ms. Strine, Mr. Barcelo, Mr. Kantor and Mr. Slettemoen qualifies as an independent director under the listing standards of the NYSE.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•        Reviewing the qualifications of, and recommending nominees for election to the Board and its committees, consistent with approved criteria;

•        Considering director nominee recommendations from stockholders;

•        Developing, evaluating and recommending corporate governance practices applicable to FREYR;

•        Overseeing the evaluation of FREYR’s management;

•        Facilitating and overseeing the annual performance review of the Board and its committees;

•        Reviewing FREYR’s CEO succession planning process and reporting its findings and making recommendations to the Board;

•        Reviewing and discussing with management disclosure of FREYR’s corporate governance practices; and

•        Evaluating the adequacy of FREYR’s corporate governance guidelines.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our directors, officers, employees and contractors, consultants and agents. The Code of Conduct is available on our website at ir.freyrbattery.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct. Any waivers of the Code of Conduct for executive officers or directors must be approved by the Board. Any amendments or waivers to the Code of Conduct requiring disclosure under SEC rules and NYSE listing standards will be posted on our website.

Communications with the Board

Stockholders of the Company and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director at the following address:

FREYR Battery, Inc.
6&8 East Court Square, Suite 300,
Newnan, Georgia 30263
Attention: Corporate Secretary

The Corporate Secretary will review each communication, and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

DIRECTOR COMPENSATION

The Board reviews Executive Chair and director compensation periodically to ensure that the Executive Chair and director compensation remains competitive such that FREYR is able to recruit and retain the Executive Chair and qualified directors. FREYR’s director compensation program is designed to provide a combination of cash and share-based compensation and to align compensation with FREYR’s business objectives and the creation of stockholder value, while enabling FREYR to attract, retain, incentivize and reward directors who contribute to the long-term success of FREYR.

Non-Employee Director Compensation

The Board approved the following annual cash retainers for non-employee directors for the year ended December 31, 2023:

Description	Cash Fee ($)
Annual director retainer	100,000
Audit and Risk Committee Chair annual retainer	35,000
Compensation Committee Chair annual retainer	25,000
Nominating and Corporate Governance Committee Chair annual retainer	25,000
Audit and Risk Committee member annual retainer	20,000
Compensation Committee member annual retainer	10,000
Nominating and Corporate Governance Committee member annual retainer	10,000
Financing Committee member annual retainer	10,000

In setting non-employee director compensation, FREYR considers the competitive compensation market for directors in its industry, the demands of the various roles that directors hold and the time required to fulfill their duties to FREYR. Going forward, the Compensation Committee intends to undertake an annual review of the non-employee director compensation program.

2023 Director Compensation

The following table lists the compensation earned or paid to our non-employee directors, for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Daniel Barcelo	133,750	181,000	3,071		317,821
Mimi Berdal	135,000	181,000	4,742		320,742
Jason Forcier	116,250	181,000	—		297,250
Peter Matrai	100,000	181,000	364,884	(4)	645,884
Daniel Aremus Steingart	117,500	181,000	5,000	(5)	303,500
Jessica Strine(6)	12,065	—	—		12,065
Jeremy Bezdek(7)	—	—	13,007		13,007
Torstein Dale Sjøtveit(8)	379,200	724,000	3,165		1,106,365
Olaug Svarva(9)	126,685	181,000	3,653		311,338
Monica Tiubía(10)	48,750	—	—		48,750

____________

(1)      All dollar amounts in this table that were paid in NOK, were converted to U.S. dollars for the purpose of this disclosure using the exchange ratio of 0.0948, the average exchange rate for 2023.

(2)      Aggregate grant date fair value of share-based awards is computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For options, the grant date fair value of the options was estimated using the Black-Scholes-Merton option pricing model. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 12 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)      Includes fees for tax preparation assistance.

(4)      Includes $360,000 in compensation from the Matrai Consulting Agreement discussed further below.

(5)      Includes compensation of $5,000 for serving on the Company’s Technology Advisory Board, consisting of subject matter experts who provide technology insight to Management.

(6)      Ms. Strine was appointed to the Board in November 2023.

(7)      Mr. Bezdek resigned from the Board in January 2023 and did not earn any related fees during 2023.

(8)      Consists of compensation from the Sjøtveit Chairman Agreement and Sjøtveit Retirement Agreement discussed further below. Mr Sjøtveit retired from the Board in August 2023.

(9)      Ms. Svara resigned from the Board in November 2023.

(10)    Ms. Tiubía resigned from the Board in March 2023.

The following table sets forth the aggregate number of shares of Common Stock outstanding options for each of our non-employee directors on December 31, 2023.

Name	Aggregate Shares Underlying Option Awards
Daniel Barcelo	150,000
Mimi Berdal	150,000
Jason Forcier	50,000
Peter Matrai	200,000
Daniel Aremus Steingart	50,000
Jessica Strine	—
Torstein Dale Sjøtveit	600,000
Olaug Svarva	150,000
Monica Tiubía	100,000

Agreements with FREYR Directors

Details of the compensation agreements with our directors are outlined below.

For a description of the consulting agreement entered into with Mr. Jensen, our Executive Chair, please see the section titled “Agreements with NEOs” below the 2023 Summary Compensation Table.

Consulting Agreement with Mr. Matrai

We entered into an agreement with Mr. Matrai to serve as a consultant (the “Matrai Consulting Agreement”) in May 2021. The Matrai Consulting Agreement has a term of three years starting on and from the date of the Business Combination. Mr. Matrai’s annual consulting fee is $360,000 as of December 31, 2023 and is eligible to receive share-based compensation awards under the 2021 Equity Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.

Executive Chairman Agreement with Mr. Sjøtveit

We entered into an executive chairman agreement with Mr. Sjøtveit (the “Sjøtveit Chairman Agreement”) in June 2021. The Sjøtveit Chairman Agreement had a term of three years starting on and from the date of the Business Combination. Mr. Sjøtveit’s annual salary as of December 31, 2023, was NOK 4.0 million and he was eligible for share-based awards under the 2021 Equity Plan. The Sjøtveit Chairman Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. On August 9, 2023 we entered into a retirement agreement with Mr. Sjøtveit (the “Sjøtveit Retirement Agreement”). The Sjøtveit Retirement Agreement entitles Mr. Sjøtveit to his annual salary through June 30, 2024 and non-compete payments through June 30, 2025.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit and Risk Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit and Risk Committee approves all audit engagement fees and terms associated with the retention of the independent auditors. The Audit and Risk Committee charter requires the Audit and Risk Committee to consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit and Risk Committee oversees the selection of the lead audit partner.

As a matter of good corporate governance, the Board is requesting our stockholders to ratify the Audit and Risk Committee’s selection of PricewaterhouseCoopers AS as our independent registered public accounting firm for the year ending December 31, 2024. PricewaterhouseCoopers AS has served as FREYR’s auditor since 2020. The Audit and Risk Committee and the Board believe that the continued retention of PricewaterhouseCoopers AS as our independent auditors is in the best interests of the Company. The Audit and Risk Committee carefully considered the selection of PricewaterhouseCoopers AS as our independent auditors.

If the stockholders do not ratify the selection, the Audit and Risk Committee will reconsider its selection. Even if the selection is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives from PricewaterhouseCoopers AS are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

Required Vote

Approval by the affirmative vote of the holders of a majority of the total number of votes of the Company’s Common Stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the proposal is required to ratify the selection of PricewaterhouseCoopers AS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN
FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2024.

Fees Paid to Independent Registered Public Accounting Firms

The Company’s principal accountant for 2023 and 2022 was PricewaterhouseCoopers AS. The following table sets forth the aggregate fees and expenses billed to us by our independent registered public accounting firm:

	2023	2022
Audit Fees(1)	$1,369,674	$1,349,207
Audit Related Fees(2)	7,043	37,380
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$1,376,717	$1,386,587

____________

(1)      Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)      Tax fees consist of fees billed for tax consulting services and professional services relating to tax compliance, tax planning, and tax advice.

(4)      Other fees consist of fees billed for advisory services that are not included in the above categories.

Approval of Audit and Permissible Non-Audit Services

Our Audit and Risk Committee charter requires the Audit and Risk Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit and Risk Committee will not approve any services that are not permitted by SEC rules.

The Audit and Risk Committee pre-approved all audit, audit related, tax, and non-audit related services to be performed for us by our independent registered public accounting firm.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee reviewed and discussed the consolidated financial statements for the year ended December 31, 2023, with our management and with our independent registered public accounting firm, PricewaterhouseCoopers AS. In addition, the Audit and Risk Committee discussed with PricewaterhouseCoopers AS the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Risk Committee also discussed with PricewaterhouseCoopers AS the written disclosures and the independence letter from PricewaterhouseCoopers AS required by the applicable requirements of the PCAOB.

Based on the Audit and Risk Committee’s review of the consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit and Risk Committee recommended to the Board that the consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Daniel Barcelo (Chair)
Daniel Aremus Steingart*
Jessica Wirth Strine

____________

*        Dr. Steingart was replaced by Tore Ivar Slettemoen, effective April 18, 2024.

The above Audit and Risk Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of the as of the Record Date by:

•        Each of FREYR’s named executive officers and directors;

•        All of FREYR’s executive officers and directors as a group; and

•        Each person known by FREYR to be the beneficial owner of more than 5% of the shares of our Common Stock.

The beneficial ownership percentages set forth in the table below are based on 139,705,234 shares of Common Stock issued and outstanding as of the Record Date. We have deemed warrants, which are exercisable into shares of Common Stock, and options that are currently exercisable or exercisable within 60 days to be outstanding and to be beneficially owned by the person holding the warrant or option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Tom Einar Jensen(1)	3,683,714	2.6%
Daniel Barcelo(2)	749,998	*
Todd Jason Kantor(3)	13,818,733	9.9%
Peter Matrai(4)	3,540,740	2.5%
Birger Steen(5)	60,000	*
Oscar K. Brown(6)	476,666	*
Jeremy Bezdek(7)	166,665	*
Andreas Bentzen(8)	53,049	*
Are L. Brautaset(9)	159,228	*
Jan Arve Haugan(10)	451,627	*
Tove Nilsen Ljungquist(11)	—	*
David J. Manners(12)	110,379	*
Tore Ivar Slettemoen(13)	7,580,446	5.4%
Daniel Aremus Steingart	—	*
Jessica Wirth Strine	—	*
All Directors and Executive Officers as a group (16 persons)(14)	29,524,222	20.4%

5% Holders:
Alussa Energy Sponsor LLC(15)(20)	11,151,357	7.6%
Certain entities affiliated with Encompass Capital Advisors LLC(16)(20)	13,818,733	9.9%
Certain entities affiliated with Koch Industries, Inc.(17)(20)	11,500,000	8.2%
Morgan Stanley(18)(20)	11,554,754	8.3%
Entities affiliated with Teknovekst NUF(19)(20)	7,580,446	5.4%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Includes 1,590,953 shares of Common Stock, 661,111 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date. Also includes 1,431,650 shares of Common Stock subject to exercisable warrants held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC. The business address of EDGE Global LLC is 210 Locust Street, Philadelphia, PA 19106.

(2)      Includes 475,000 shares of Common Stock, 224,999 warrants, which are exercisable into an equal number of shares of Common Stock, and 49,999 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(3)      Consists of 13,463,268 shares of Common Stock and 355,465 warrants, which are exercisable into shares of Common Stock, held by Encompass Capital Advisors LLC, as described in footnote 16 to this table. Todd Jason Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities beneficially owned by Encompass Capital Advisors LLC. Mr. Kantor disclaims beneficial ownership of the foregoing. The shares beneficially owned by Encompass Capital Advisors LLC and affiliates are counted only once for purposes of the total shares held by such persons.

(4)      Includes 1,181,326 shares of Common Stock, 844,431 warrants, which are exercisable into an equal number of shares of Common Stock, and 83,333 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date. Also includes 1,431,650 shares of Common Stock subject to exercisable warrants held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Mr. Matrai disclaims beneficial ownership of the shares held by EDGE Global LLC. The business address of EDGE Global LLC is 210 Locust Street, Philadelphia, PA 19106.

(5)      Includes 60,000 shares of Common Stock.

(6)      Includes 60,000 shares of Common Stock and 416,666 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(7)      Includes 166,665 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(8)     Includes 51,849 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date. Also includes 1,200 shares of Common Stock held by the Beacon Group AS. Mr. Bentzen is an owner of the Beacon Group and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The business address of the Beacon Group is Skådalsveien 4G, NO-0781.

(9)      Includes 50,000 warrants, which are exercisable into an equal number of shares of Common Stock, and 109,228 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(10)    Mr. Haugan ended his employment with the Company on February 29, 2024. Includes 8,951 shares of Common Stock, 50,000 warrants, which are exercisable into an equal number of shares of Common Stock, and 392,676 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(11)    Ms. Ljungquist ended her employment with the Company on December 31, 2023.

(12)    Includes 60,379 shares of Common Stock and 50,000 warrants, which are exercisable into an equal number of shares of Common Stock.

(13)    Consists of 7,580,446 shares of Common Stock held in the aggregate by Teknovekst Invest AS through its subsidiary Teknovekst UK Ltd, as described in footnote 19 to this table. Tore Ivar Slettemoen is the sole owner of Teknovekst AS, which holds a 99.9% ownership interest in Teknovekst Invest AS, and has the power to direct the vote and disposition of securities held by Teknovest Invest AS. The shares beneficially owned by Teknovekst Invest AS and affiliates are counted only once for purposes of the total shares held by such persons.

(14)    Consists of 24,480,323 shares of Common Stock, 1,200 shares of Common Stock held by the Beacon Group AS, 1,574,895 warrants, which are exercisable into an equal number of shares of Common Stock, 1,431,650 shares of Common Stock subject to exercisable warrants held by EDGE Global LLC, and 2,036,154 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date.

(15)    Consists of 4,186,840 shares of Common Stock and 6,964,517 warrants, which are exercisable into an equal number of shares of Common Stock, held by Alussa Energy Sponsor LLC. The business address of Alussa Energy Sponsor LLC is 251 Little Falls Drive, Wilmington, Delaware 19808.

(16)    Includes 13,463,268 shares of Common Stock and 355,465 warrants, which are exercisable into shares of Common Stock, held by Encompass Capital Advisors LLC by virtue of its position as the subadvisor to certain funds and the investment manager to certain other funds. Encompass Capital Advisors Partners LLC and Todd Jason Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities beneficially owned by Encompass Capital Advisors LLC. The address of the foregoing entities is c/o Encompass Capital Advisors LLC, 200 Park Avenue, 16th Floor, New York, NY 10166.

(17)    Consists of 11,500,000 shares of Common Stock held by Wood River Capital, LLC, which is indirectly beneficially owned by Koch Industries, Inc. The business address of Koch Industries, Inc. is 4111 East 37th Street North, Wichita, Kansas 67220.

(18)    Consists of shared voting power over 10,991,027 shares of Common Stock and shared dispositive power over 11,554,754 shares of Common Stock held by Morgan Stanley. The address of the principal business office of Morgan Stanley is 1585 Broadway New York, NY 10036.

(19)    Consists of 7,580,446 shares of Common Stock held in the aggregate by Teknovekst Invest AS through its subsidiary Teknovekst UK Ltd. The business address of Teknovekst Invest AS is Solbergveien 51, 3232 Sandefjord, Norway, and the business address of Teknovekst UK Ltd. is 10 Norwich Street, London, United Kingdom, EC4A 1BD.

(20)    The foregoing information is based solely on the information on Schedules 13D and 13G filed with the SEC.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, and biographical information for each of our current executive officers.

Name	Age	Position
Birger Steen	57	Chief Executive Officer and Director
Oscar K. Brown	53	Chief Financial Officer
Andreas Bentzen	48	Chief Technology Officer
Are L. Brautaset	53	Chief Legal Officer
Jeremy Bezdek	50	Executive Vice President, Corporate Development
Jan Dahm-Simonsen	54	Chief Human Resources Officer

Biographical data for each of our current executive officers is set forth below, except for Mr. Steen’s biography, which is included in the section entitled “Proposal 1 — Election of Directors.”

Oscar K. Brown

Oscar K. Brown, 53, joined FREYR in April 2022 and currently serves as Chief Financial Officer. He has more than 30 years of energy industry experience, having most recently been Senior Vice President of Strategy, Business Development, and Supply Chain for Occidental Petroleum Corporation from 2016 to 2020. Prior to joining Occidental, he held positions of increasing responsibility as an investment banker with CS First Boston, Lehman Brothers, Barclays Capital, and Bank of America Merrill Lynch, where he was co-head of Americas Energy Investment Banking. He is a board member, chairs the ESG Committee, and serves on the Compensation Committee of Western Midstream Partners LP (NYSE: WES) and is a past director of Plains All-American Pipeline LP (NYSE: PAA) and Plains GP Holdings LP (NYSE: PAGP). Mr. Brown holds a bachelor degree in Business Administration, Finance and Marketing, from the University of Texas at Austin.

Andreas Bentzen

Andreas Bentzen, 48, has served as Chief Technology Officer of FREYR since November 24, 2023. He joined the company in as Executive Vice President, Technology in August 2022. Prior to joining FREYR, Dr. Bentzen co-founded Otovo, the leading European residential solar energy and storage company, where he served as the Chief Technology Officer for more than six years between January 2016 and July 2022. Dr. Bentzen has more than 20 years experience in technology and strategic management from both industrial and academic R&D, including working as technology and management consultant for Nofas AS and as the Vice President, Technology for REC Technology U.S., Inc. in San Francisco. He holds a Master of Science from the Norwegian University of Science and Technology (NTNU) and a Ph.D. in physics from the University of Oslo.

Are L. Brautaset

Are L. Brautaset, 53, has served as Chief Legal Officer of FREYR since July 2021. He previously served as FREYR Legacy’s Chief Legal Officer since December 2020. Prior to joining FREYR Legacy, Mr. Brautaset was an independent attorney from June 2020 to November 2020. Prior to that, Mr. Brautaset was Chief Legal Officer at Aker Energy AS from January 2019 to June 2020. Prior to Aker Energy AS, Mr. Brautaset was Vice President Legal at Equinor ASA (formerly known as Statoil ASA) from August 2016 to January 2019. Prior to Equinor ASA, Mr. Brautaset was Head of Legal and Compliance at Statoil Tanzania AS from August 2013 to July 2016. Mr. Brautaset has more than 20 years of experience as in-house counsel and holds a Master of Laws from University of Oslo.

Jeremy Bezdek

Jeremy Bezdek, 50, has served as our Executive Vice President, Corporate Development and as President of FREYR Battery U.S. since January 2023. Mr. Bezdek served as a director of FREYR from 2021 to 2022. He had spent 26 years with Koch companies in a variety of finance, corporate development, and commercial leadership roles, most recently as the Managing Director of Koch Strategic Platforms, an investment arm of Koch Industries. In 2010, Mr. Bezdek lead the newly created Innovation and M&A team for Flint Hills Resources, LP (“FHR”), a subsidiary of Koch Industries, Inc. After serving as the business leader of the Biofuels and Ingredients business for 2.5 years,

Mr. Bezdek moved to the Corporate Development role in late 2017 where he led M&A and venture activity for FHR. Mr. Bezdek holds a Bachelor of Science in Business Administration, Finance Concentration from the University of Kansas.

Jan Dahm-Simonsen

Jan Dahm-Simonsen, 54, has served as Chief Human Resources Officer of FREYR since January 2022. Previously, he served as VP HR in FREYR from February 2021. Prior to joining FREYR, Mr. Dahm-Simonsen served as EVP & Chief Human Resources Officer of Wallenius Wilhelmsen from September 2017 till December 2020. Prior to Wallenius Wilhelmsen, Mr. Dahm-Simonsen held the position as Chief Human Resources Officer with Norwegian Airlines ASA from September 2016 to September 2017. Prior to Norwegian Airlines ASA, Mr. Dahm-Simonsen held various senior HR roles at Equinor ASA (formerly known as Statoil ASA) from February 2012 to August 2016. Prior to Equinor ASA, Mr. Dahm-Simonsen was EVP & Chief of Staff with Statoil Fuel & Retail from January 2009 to February 2012. Mr. Dahm-Simonsen has more than 20 years of experience within international human resources and organizational development. He holds an MBA in HR and Organizational Behavior from the University of Wales, Aberystwyth.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This represents our first Compensation Discussion and Analysis (“CD&A”) as a large accelerated filer, and our first proxy statement following our redomicile in 2023. For 2023 we have eight Named Executive Officers (“NEOs”), reflecting several leadership changes during the year.

2023 NAMED EXECUTIVE OFFICERS

Current Executive Officers	Position
Birger Steen(1)	Chief Executive Officer
Oscar K. Brown	Chief Financial Officer
Jeremy Bezdek(2)	Executive Vice President Corporate Development
Andreas Bentzen	Chief Technology Officer
Are L. Brautaset	Chief Legal Officer
Former Executive Officers	Position
Tom Einar Jensen(3)	Former Chief Executive Officer and current non-employee Executive Chair
Jan Arve Haugan(4)	Former Chief Operating Officer
Tove Nilsen Ljungquist(5)	Former Executive Vice President Operations

____________

(1)      Mr. Steen was appointed Chief Executive Officer (“CEO”) effective August 21, 2023.

(2)      Mr. Bezdek joined the Company effective January 1, 2023.

(3)      Mr. Jensen stepped down as CEO and was appointed non-employee Executive Chair of the Board effective August 21, 2023.

(4)      Mr. Haugan stepped down as Chief Operating Officer effective November 24, 2023, in connection with the Company restructuring. Mr. Haugan continued to serve as a special advisor to the CEO until February 29, 2024.

(5)      Ms. Ljungquist stepped down as Executive Vice President Operations effective November 24, 2023, in connection with the Company restructuring, and ended her employment with the Company effective December 31, 2023.

Executive Summary

•        2023 was a year of continued progress for the Company, with the achievement of operational milestones, the announcement of a restructuring and the approval of redomiciling from Luxembourg to the U.S. Our vision is to accelerate the decarbonization of all transportation and energy systems with our mission to be a top producer of cost effective, efficient, and environmentally friendly batteries. Operations at our Customer Qualification Plant (“CQP”) in Norway continued to progress with the successful initiation of automatic electrode casting with solvent slurry commencing in October 2023. In November 2023, the Company announced a restructuring process, which focused on preserving Company liquidity during scale-up of the CQP and development of Giga America in Georgia, our first sustainable battery cell manufacturing project in the U.S., allowing us to rationalize spending while continuing to fund critical initiatives. This process included a reduction in force and resulted in the Company initiating the reclassification or termination of several individuals who were formerly classified as executive officers, including the termination of two NEOs. In December 2023, the Company’s stockholders approved moving the domicile of the Company to the U.S. As of the end of 2023, we had not yet initiated manufacturing or derived revenue from our principal business activities.

•        Base salaries were either held constant for 2023 or increased by 5.2% in line with the local average workforce increase.

•        No payouts were earned under the Short-Term Incentive Plan (“STIP”), which was based on a combination of quantitative Company goals and individual performance, with the potential for downward Compensation Committee discretion when assessing threshold performance requirements. Based on a holistic assessment the Compensation Committee determined that no payment would be made as the threshold requirements for any payout to be earned were not considered achieved.

•        Annual long-term incentive awards were granted in the form of nonqualified stock options (“NQSOs”) and restricted stock units (“RSUs”), which provide clear alignment with creating sustainable long-term value for our stockholders while effectively retaining executive leaders.

•        Severance payments and terms for Mr. Haugan and Ms. Ljungquist were made in accordance with their employment agreements, with cash severance limited to the amounts the Company was required to pay in connection with their qualifying terminations, which were initiated by the Company in connection with the restructuring process. Their outstanding stock awards were accelerated, also in accordance with their employment agreements, with the exercise periods reduced to three months in accordance with the provisions of the Long-Term Incentive Plan (“LTIP”). Separation agreements included non-solicitation and confidentiality provisions.

•        Mr. Jensen received no severance in connection with his termination as CEO and appointment as non-employee Executive Chair. Mr. Jensen agreed to serve as a consultant to Mr. Steen for a period of up to one year, for which he will receive a consultancy fee of $30,000 per month and a market-based stock option award. During the year ended 2023 and concurrent with his appointment as non-employee Executive Chair, the Board evaluated the remaining performance conditions associated with stock options granted to Mr. Jensen in 2021. The Board determined that the remaining conditions had been met in full or in part, resulting in the vesting of a portion of the outstanding stock options. The options are subject to a $10.00 exercise price, which was set at the date of grant. Mr. Jensen’s annual compensation in 2023 as non-employee Executive Chair was based on an annual rate of $100,000 equal to the ordinary annual board fee.

Compensation at a Glance

The following summarizes the key elements of our NEO compensation program in operation during 2023.

Target Compensation Mix(1)
Pay Element	CEO(2)	Other NEOs(3)	Purpose and Key Features for our NEOs in 2023
Base Salary

•   Pay what is believed to be necessary to attract and retain talented executives, and motivate them to meet corporate goals

•   Reviewed but not necessarily increased annually

•   Set near industry norms (with reference to market median practices), taking into account a role’s duties and authorities, contributions, and the prior experience and performance of the incumbent

Short-Term Incentive Plan (“STIP”)

•   Motivate and reward for the achievement of short-term business priorities in a manner consistent with Company values

•   Opportunities expressed as a percentage of salary and capped at 125% of target

•   Target opportunities ranged from 50% – 100% of salary for 2023

•   Based on a combination of Company performance (50%) and individual performance (50%), subject to downward discretion

•   Company performance measures for 2023 were completion and ramp up of the CQP (20%), accumulated burn rate (15%) and liquidity runway (15%)

Target Compensation Mix(1)
Pay Element	CEO(2)	Other NEOs(3)	Purpose and Key Features for our NEOs in 2023
Long-Term Incentive (“LTI”) Plan

•   Create an ownership mentality that aligns interests and compensation with the interests and experience of our long-term stockholders

•   Granted in the form of market-priced NQSOs

•   NQSOs vest in equal tranches on the first, second and third anniversary of the date of grant and are subject to a five-year term

•   Executives may also receive awards of RSUs; during 2023 two NEOs received RSUs as part of their LTI mix

•   When granted, RSUs vest in equal tranches on the first, second and third anniversary of the date of grant, consistent with awards of NQSOs

Limited Benefits

•   Provide benefits in line with local market practices on generally the same basis as all other employees

•   Generally comprise a defined contribution retirement program or cash equivalent; and group life, disability and travel insurance

•   No executive perquisites other than tax support and relocation and associated support when required by the Company

____________

(1)      Reflects the combination of base salary as at December 31, 2023, the 2023 target STIP opportunity and the 2023 annual LTI grant date fair value (i.e., excludes sign-on awards which are one-time in nature). Amounts may not sum directly due to rounding to the nearest whole percent.

(2)      This reflects the annualized target compensation for Mr. Steen, which excludes his new hire award. Mr. Steen’s salary and target STIP opportunity in NOK were converted to U.S. dollars for the purpose of this disclosure using the average exchange ratio of 0.0948 for 2023, and his annual option grant valued at $700,963 annualized to $1,923,697.

(3)      This reflects the annualized target compensation for the current NEOs who were still employed as at year-end, namely Mr. Brown, Mr. Bezdek, Mr. Bentzen, and Mr. Brautaset. In the case of Mr. Bezdek, it excludes his new hire option award.

Compensation Design

Compensation Philosophy

The Company’s compensation philosophy applies to all employees, including the NEOs. It is designed to ensure that employees are aligned with the Company’s objectives of delivering results through engaging, motivating and retaining them in accordance with Company values. There are five key principles which, in summary, state that our compensation and benefits practices should:

•        Strengthen and safeguard the Company’s attractiveness in the market.

•        Support the Company’s strategy, values and integrity by promoting the desired corporate culture and behavior.

•        Promote individual and collective team performance.

•        Provide the flexibility to tailor and differentiate according to changing market practices and contributions from the individual, with reference to considerations including their experience, achievements and potential.

•        Secure equal pay throughout the Company.

These principles are reflected in the operation of our executive compensation program, which balances Company and individual performance, while establishing target compensation levels with reference to a range around market median practices in the relevant market.

Use of Market Data

During the year, the Compensation Committee engaged Willis Towers Watson (“WTW”) to serve as its independent compensation consultant, and worked with WTW to develop a compensation peer group to inform decisions on target pay levels and practices for 2024. This was the first formal compensation peer group developed by the Company since being listed on NYSE in July 2021, and was conducted in consideration of our redomicile in the fourth quarter of 2023. Until that time, all external references were made to the general market and as such were not directly linked to any specific peer group.

As a pre-revenue company in a growth industry, we used a combination of factors in identifying and assessing potential peers, including:

•        Companies operating in the same or adjacent industry areas;

•        Companies listed in the U.S. who are subject to similar governance, regulatory, operational and talent considerations;

•        Companies with a trailing 12-month average market capitalization of approximately 0.1 – 4.0 times ours;

•        Companies with revenues of less than $500 million;

•        Companies named as compensation peers by our core business competitors; and

•        Other factors including research and development expense, performance outlook and the quality of compensation disclosures.

As a result of this review, the Compensation Committee approved the following 17-company peer group. At the time of approval, FREYR ranked at the 57th percentile on trailing 12-month average market capitalization. Five peer companies were pre-revenue, or had reported revenues of less than $10 million in their most recently completed four quarters.

1.      Amprius Technologies, Inc. (NYSE: AMPX)

2.      Aspen Aerogels, Inc. (NYSE: ASPN)

3.      Ballard Power Systems Inc. (NASDAQ: BLDP)

4.      Blink Charging Co. (NASDAQ: BLNK)

5.      ChargePoint Holdings, Inc. (NYSE: CHPT)

6.      Enovix Corporation (NASDAQ: ENVX)

7.      ESS Tech, Inc. (NYSE: GWH)

8.      EVgo, Inc. (NASDAQ: EVGo)

9.      Fluence Energy, Inc. (NASDAQ: FLNC)

10.    FuelCell Energy, Inc. (NASDAQ: FCEL)

11.    Li-Cycle Holdings Corp. (NYSE: LICY)

12.    Microvast Holdings, Inc. (NASDAQ: MVST)

13.    Plug Power Inc. (NASDAQ: PLUG)

14.    PureCycle Technologies, Inc. (NASDAQ: PCT)

15.    QuantumScape Corporation (NYSE: QS)

16.    Solid Power, Inc. (NASDAQ: SLDP)

17.    Stem, Inc. (NYSE: STEM)

Where there is insufficient data available in public filings for comparable roles at the Company, general industry survey data was used instead.

More broadly, the Company also engaged WTW to review its full compensation and benefit strategy in 2023. While not focused on a specific peer group of companies, the study provided general market data on the entire suite of compensation and benefit tools and initiatives for all employees, ensuring a fit for purpose, market competitive positioning in accordance with the Company’s philosophy.

2023 Named Executive Officer Compensation

Base Salary

The Company seeks to maintain base salary amounts for each of our NEOs at or near industry norms after taking into account the executive’s duties and authorities, contributions, prior experience, sustained performance and location. Salaries should not exceed what is believed to be necessary to motivate executives to meet corporate goals. Base salaries are generally reviewed annually, subject to the terms set out in employment contracts and agreements. Four NEOs received increases of 5.2% for 2023, in line with the local average workforce increase. Changes in salary were effective January 1, 2023. Salaries are presented in the currency in which they are approved and paid to the respective NEOs and reflect the annual rate at year-end or date of termination, as applicable.

Officer	2023 Annual Base Salary		2022 Annual Base Salary(1)		Change
Birger Steen	NOK	7,000,000		n/a	n/a
Oscar K. Brown		$600,000		$600,000	0%
Jeremy Bezdek		$500,000		n/a	n/a
Andreas Bentzen	NOK	3,156,000	NOK	3,000,000	5.2%
Are L. Brautaset	NOK	2,411,605	NOK	2,292,400	5.2%
Tom Einar Jensen	NOK	6,589,728	NOK	6,264,000	5.2%
Jan Arve Haugan	NOK	5,491,440	NOK	5,220,000	5.2%
Tove Nilsen Ljungquist	NOK	3,288,552	NOK	3,126,000	5.2%

Short-Term Incentive Plan

The STIP provides participants with an opportunity to earn a cash incentive based on an equally weighted combination of quantitative Company and individual performance during the year. In addition to the defined goals, any payout is contingent upon an overarching assessment of Company performance by the Compensation Committee at year-end (a “threshold requirement”). If the Compensation Committee deems the threshold requirement has not been achieved, no payouts will be made under the plan. The plan operates on a consistent basis based on the employee’s role and responsibility for all eligible participants across the Company, with the maximum opportunity capped at 125% of an individual’s target opportunity.

The following target opportunities were approved by the Compensation Committee for the NEOs in respect of 2023, expressed as a percentage of year-end base salary.

Role	2023 STIP Target Opportunity (% of Salary)
CEO and Chief Financial Officer	100%
EVP Corporate Development and Chief Operating Officer	75%
Other NEOs	50%

Company Performance (50% of outcome)

Three performance measures were approved in respect of the Company performance element for the 2023 STIP:

•        CQP completion and ramp up:    This milestone set a target completion date for the construction and commissioning of equipment at the CQP and the ramp up of production activities in 2023. This is a critical milestone for the Company as the CQP will enable the fully automated production of customer testable batteries using the SemiSolidTM technology licensed from 24M Technologies, Inc. Completion on a timely basis will enable earlier customer engagement and accelerate the Company’s ability to test new or alternative materials and improve manufacturing capabilities.

•        Accumulated burn rate:    This milestone set a target for total cash spending (or burn rate) for 2023 based on the latest approved budget scenario, including our operating, capital and research and development expenses. As we are a pre-revenue company, it is critical to understand and manage the use of cash until such time as we can generate cash from our operating activities.

•        Liquidity runway (financing cash available):    This milestone set a target to obtain financing during 2023 to fund the Company’s operations for the next 18 months of planned spending. As a pre-revenue Company making planned investments in business and manufacturing operations, it is necessary to carefully manage Company liquidity to match the time horizon of secured financing.

The following threshold, target and maximum goals were approved in respect of 2023 performance:

Measure	Weight	Threshold(1) (50% payout as a % of Target)	Target (100% payout as a % of Target)	Maximum (125% payout as a % of Target)
CQP completion and ramp up	20%	Schedule > May 31st and ≤ June 27th	Schedule = May 31st	Schedule < May 31st
Accumulated burn rate	15%	> 0% overrun	= 0% overrun	< 0% overrun
Liquidity runway	15%	≥ 17 months ahead	18 months ahead	> 18 months ahead

____________

(1)      For performance below threshold, no STIP payout is earned.

Individual Performance (50% of outcome)

As a pre-revenue Company, the Compensation Committee believes that it is important for all STIP participants, including the NEOs, to have an element of their STIP opportunity tied directly to individual performance. This enables an assessment of performance relative to key performance indicators and milestones that align to individual strategic priorities, with consideration to how they were achieved in accordance with our values.

Three key performance indicators were established with each NEO at the start of the year, with final performance determinations to be made for each individual participant as to their performance achievement based on personal and manager assessments.

Threshold Requirement

To ensure that outcomes appropriately reflect FREYR’s aggregate performance that might not otherwise be reflected in the Company performance goals, the Compensation Committee has the ability to reduce the STIP outcome, including reducing it to zero, based on its assessment of whether the outcome reflects FREYR’s broader full-year performance. In making this assessment, the Compensation Committee considers indicators, including, but not limited to, the following:

•        Safety;

•        Company reputation;

•        Achievement of key milestones; and

•        The impact of in-year achievements on long-term performance.

After a thorough reflection related to plan affordability, Company reputation and the reduction in force of approximately 25% announced in the fourth quarter of 2023 and completed in 2024, the Compensation Committee determined that the threshold requirements were not achieved, regardless of the achievement for the Company and individual performance measures. Accordingly, no STIP was earned by any of the NEOs related to 2023 performance.

Long-Term Incentive Plan

In support of our compensation philosophy, we believe that a significant portion of an NEO’s compensation should be at risk and aligned with Company performance. The Compensation Committee considers at-risk pay to include STIP and LTIP awards given that the eventual value will vary based on performance and, in the case of LTIP awards, our stock price. As discussed below, all eligible NEOs received awards of NQSOs in 2023, with select NEOs also receiving awards of RSUs in accordance with their employment agreements.

Stock Options

All NEOs other than Mr. Jensen received an annual award of NQSOs in 2023, which the Compensation Committee believes achieves the following objectives:

•        Pays for performance;

•        Creates an ownership mentality;

•        Aligns individual interests with the those of our long-term stockholders;

•        Provides an incentive to create stockholder value in a sustainable manner;

•        Attracts and retains business critical and competent executives; and

•        Rewards NEOs for their contributions.

The Compensation Committee also believes that NQSOs are an indicator of Company performance, as determined by our stockholders through the Company stock price. As a pre-revenue Company, revenue and earnings targets are not a relevant or meaningful way to measure Company performance. In addition, multi-year quantitative performance goals can be challenging to establish in a fair and equitable manner given the variety of factors that can impact development and construction timelines that are both within and outside of the Company’s control.

Awards granted in 2023 had the following features:

•        Have an exercise price equal to the market price on the date of grant;

•        Vest in equal thirds on the first, second and third anniversary of the date of grant; and

•        Expire after a five-year term.

In 2023, the following annual stock option awards were approved by the Compensation Committee for the NEOs.

Officer	2023 Stock Option Face Value (% of salary)(1)	Number of Stock Options Granted (#)(1)	2023 Grant Date Fair Value ($)
Birger Steen(2)(3)(4)	n/a	218,630	700,963
Oscar K. Brown(2)	n/a	300,000	1,661,025
Jeremy Bezdek(2)(3)	n/a	200,000	643,298
Andreas Bentzen	150%	54,772	193,714
Are L. Brautaset	150%	41,853	148,023
Tom Einar Jensen(5)	n/a	n/a	n/a
Jan Arve Haugan	150%	95,303	337,062
Tove Nilsen Ljungquist	150%	57,072	201,849

____________

(1)      Mr. Steen, Mr. Brown and Mr. Bezdek’s LTIP awards are set as a fixed number of options for the first three years of service. For other NEOs who received awards in 2023, the face value (i.e., number of stock options multiplied by the market price of the Company’s stock on the date of grant) is established as a percentage of base salary, as shown.

(2)      Reflects the annual NQSO award as stipulated in each respective NEOs’ employment agreement for the first three years of service.

(3)      These NEOs also received initial sign-on awards of stock options, discussed further below under “— Compensation Discussion & Analysis–2023 Named Executive Officer Compensation — Long-Term Incentives — Sign-On Awards.”

(4)      Mr. Steen’s annualized award in the first three years of his employment is 600,000 NQSOs. In 2023 he received a pro-rata proportion reflecting his date of appointment, as shown above.

(5)      Mr. Jensen was not eligible to participate in the annual LTIP as he received a performance-based stock option award in connection with his appointment as CEO in 2021, with the associated terms defined in his employment agreement. This is discussed further below under “— Compensation Discussion & Analysis–2023 Named Executive Officer Compensation — Long-Term Incentives — Assessment of Performance Achievement for 2021 Performance-Based Option Award to Former CEO.”

Awards granted to Mr. Steen, Mr. Brown and Mr. Bezdek reflect a fixed number of options as provided for in their respective employment contracts and agreements for the first three years of service. The number of stock options granted to the other NEOs was determined by converting their base salary to U.S. dollars based on the grant date exchange rate and multiplying that value by a long-term incentive target opportunity (expressed as a percentage of base salary, determined with reference to their role and seniority) and dividing that value by the market price of the Company’s stock on the date of grant. The grant date fair value of the awards is materially lower than the face value, given the nature of stock options whereby the value is derived from any increases in the share price.

Restricted Stock Units

RSUs align our NEOs’ interests with those of our stockholders by rewarding the achievement of long-term value creation, and they reflect our pay for performance philosophy because the value of RSUs changes in accordance with changes in the value of our stock.

Mr. Brown and Mr. Bezdek were the only NEOs who received an award of RSUs, as provided for in their employment agreements. The RSUs vest in equal thirds on the first, second and third anniversary of the date of grant, and will be settled in cash within 30 days of vesting, based on the value on the date of vest.

In 2023, the following RSU awards were approved by the Compensation Committee for NEOs.

Officer	Number of RSUs Granted (#)	2023 Grant Date Fair Value ($)
Oscar K. Brown	80,863	600,000
Jeremy Bezdek	35,411	250,000

Awards granted to Mr. Brown and Mr. Bezdek reflect a fixed grant date fair value provided for in their respective employment agreements for the first three years of service. The number of RSUs granted was determined by dividing the agreed grant value by the closing market price of the Company’s stock on the date of grant.

Sign-On Awards

The Company has a general philosophy that shortly after starting employment, all employees, including the NEOs, are eligible to receive a small sign-on award of stock options. Additionally, certain employees, usually executive officers, may negotiate larger sign-on option grants that are specified in their employment contracts or agreements, subject to Compensation Committee approval. The Compensation Committee approved such award for Mr. Steen and Mr. Bezdek to secure their appointments in 2023. These options are subject to the same terms as the annual stock option grants discussed above, including vesting, exercise, and expiration terms.

Officer	Number of NQSOs Granted (#)	Grant Date Fair Value ($)
Birger Steen	250,000	801,540
Jeremy Bezdek	150,000	482,474

Assessment of Performance Achievement for 2021 Performance-Based Option Award to Former CEO

In connection with his appointment in 2021, the Company entered into an employment contract with Mr. Jensen. To align Mr. Jensen’s interests and compensation with the performance of the Company, the contract provided for a performance-based stock option awards and confirmed that while employed as CEO Mr. Jensen would be ineligible to participate in the annual LTIP.

In accordance with the stock option agreement, on July 13, 2021, Mr. Jensen was granted 850,000 stock options with a strike price of $10.00, subject to the achievement of nine milestones related to Mr. Jensen’s performance as CEO, with each milestone related to 1/9th of the total number of options becoming performance vested. Prior to 2023, one of the nine milestones had been achieved. In August 2023, Mr. Jensen transitioned from the position of CEO to the non-employee Executive Chair of the Board and, in connection with this transition, the Board determined that the milestones were no longer applicable. The Board therefore assessed progress in respect of the remaining eight milestones at the time of the transition and awarded full or pro-rata achievement for a portion of the outstanding stock options, based on Mr. Jensen’s performance as CEO prior to his transition to non-employee Executive Chair of the Board, and which reflected adjustments to certain of the performance criteria. In 2023 Mr. Jensen met the performance conditions of 567,000 stock options of the original 850,000 stock options granted, which resulted in Mr. Jensen being cumulatively awarded in total 661,000 of the original 850,000 stock options granted. The remaining stock options were forfeited as the required performance conditions were not met. See the “Grants of Plan-Based Awards Table” below for information on the incremental fair value related to the treatment of Mr. Jensen’s options.

In accordance with the vesting schedule set out in his employment contract, the stock options related to the performance metric achieved in 2022 vest in equal parts on December 31, 2022, September 30, 2023 and June 1, 2024; the stock options related to the performance metrics achieved in 2023 vest in equal parts on September 30, 2023 and June 1, 2024.

Retirement, Health and Welfare Benefits

FREYR provides benefits to its NEOs on the same basis as provided to all of its employees in the same jurisdiction, including a defined contribution retirement program for NEOs based outside of the U.S.; a cash equivalent in lieu of participation in a 401(k) plan and to compensate for the Company’s high premium health care plan for NEOs based in the U.S.; and group life, disability, and travel insurance. FREYR does not provide a match for participants’ elective contributions under the defined contribution plan, nor does the Company maintain any executive-specific supplemental retirement, health or welfare programs.

As appropriate, the Company also provides certain global mobility benefits when required for an executive to undertake their role, under a policy that covers all employees. During the year, the Compensation Committee approved relocation support, inclusive of tax, legal and immigration expenses in connection with Mr. Steen’s appointment.

Executive Transitions

Terminations of Mr. Haugan and Ms. Ljungquist

In connection with the restructuring process that started during 2023, the Board initiated the terminations of Mr. Haugan and Ms. Ljungquist. In connection with their separations, the Company entered into separation agreements with each of these executives. These agreements reflect the provisions agreed in each such executive’s employment contract as it pertained to the treatment of outstanding equity awards and cash severance, as summarized below. The agreements also included restrictive covenants in the interests of stockholders. The following table provides a summary of the key compensation provisions and restrictive covenants.

Jan Arve Haugan

•   Cash severance was payable equal to NOK 8,237,160, reflecting 1.5-times base salary, which was the required severance stipulated in his employment agreement in connection with an involuntary termination initiated by the Company (not for cause related issues, as defined in the agreement).

•   Previously granted options that remained unvested, vested on the termination date, and all awards became subject to a three-month exercise period from the termination date.

•   The Company agreed to pay reasonable attorney’s fees in relation to the separation up to a total of NOK 60,000.

•   Non-solicit provisions for six months following the termination date, and continuing confidentiality restrictions.

Tove Nilsen Ljungquist

•   Cash severance was payable equal to NOK 6,000,000, which was the required severance stipulated in her employment agreement in connection with an involuntary termination initiated by the Company (not for cause related issues, as defined in the agreement).

•   Previously granted options that remained unvested, vested on the termination date, and all awards became subject to a three-month exercise period from the termination date.

•   Non-solicit provisions for six months following the termination date, and continuing confidentiality restrictions.

Transition of Mr. Jensen

During the year, Mr. Jensen transitioned from his former role as CEO to Executive Chair of the Board, a non-employee role. In connection with his termination as CEO:

•        No cash severance or payment in lieu of notice was provided, given Mr. Jensen’s immediate appointment as non-employee Executive Chair.

•        Mr. Jensen remained eligible for a pro-rata STIP payment in respect of 2023 performance, although no payment was ultimately made in connection with the Compensation Committee’s determination that the threshold requirements under the plan were not achieved.

•        The Board evaluated the performance conditions applicable to the remaining stock options under Mr. Jensen’s 2021 grant, and awarded full or pro-rata achievement for a portion of the outstanding stock options as discussed further above.

To ensure a smooth transition, Mr. Jensen agreed to serve as a consultant to Mr. Steen for a period of up to one-year. In connection with this role, the Company entered into a consulting agreement with Mr. Jensen that provided for the following key compensation terms:

•        A monthly fee of $30,000 (or NOK equivalent as determined by the Company).

•        A performance-based bonus of up to NOK 5,950,000 for 2023, which was subsequently not earned due to the performance goals not being achieved.

•        A grant of 250,000 stock options with a strike price of $10.00 per share and a vesting date of August 24, 2024. The grant contains a market-based condition related to the Company’s stock price which will be satisfied if the Company achieves a 10-day average share price of $14.00 prior to August 20, 2024. If the share price requirement is not met prior to August 20, 2024, the award will be forfeited.

•        Participation in the Company’s benefit plans made available to other consultants.

In connection with Mr. Jensen’s appointment as non-employee Executive Chair, the Compensation Committee also determined that Mr. Jensen be entitled to the ordinary annual board fee of $100,000.

Appointments of Mr. Steen and Mr. Bezdek

In connection with the appointments of Mr. Steen and Mr. Bezdek in 2023, the Company agreed to employment terms with each individual, the key provisions of which are summarized below.

Officer	Summary of Key Compensation Provisions and Restrictive Covenants
Birger Steen

•   The Company entered into an employment contract with Mr. Steen under Norwegian law.

•   Salary was set at NOK 7,000,000, which will not be reviewed until January 1, 2025, at the earliest.

•   Target STIP opportunity was set at 100% of salary.

•   In the first three years of service, Mr. Steen will be eligible to receive a fixed number of NQSOs. For 2024 and 2025 this is set at 600,000. For 2023 the number granted was 218,630, reflecting a pro-rata portion of an annual grant of 600,000.

•   Mr. Steen also received a new-hire award of 250,000 NQSOs in lieu of an award under the all-employee new-hire policy. This award was agreed to as part of Mr. Steen’s contract to secure his appointment.

•   In the case of a qualifying termination, Mr. Steen is eligible to receive one-times base salary as cash severance.

•   In the case of a qualifying termination in the 12-months following a change in control, any granted but unvested NQSOs will vest on accelerated basis and be settled in cash.

•   Mr. Steen is subject to confidentiality, non-disparagement, non-compete and non-solicit provisions during employment, and will be for a period of time following termination of employment.

Officer	Summary of Key Compensation Provisions and Restrictive Covenants
Jeremy Bezdek

•   The Company entered into an employment agreement with Mr. Bezdek.

•   Salary was set at $500,000.

•   Target STIP opportunity was set at 75% of salary.

•   In the first three years of service, Mr. Bezdek will be eligible to receive (i) a grant of 200,000 NQSOs per annum and (ii) a grant of RSUs with a fair market value of $250,000 per annum.

•   Mr. Bezdek also received a new-hire stock award of 150,000 NQSOs in lieu of an award under the all-employee new-hire policy. This award was agreed to as part of Mr. Bezdek’s agreement to secure his appointment.

•   In the case of a qualifying termination, Mr. Bezdek is eligible to receive one-times base salary as cash severance.

•   In the case of a qualifying termination in the 12-months following a change in control, any granted but unvested options or RSUs will vest on accelerated basis and be settled in cash.

•   Mr. Bezdek is subject to confidentiality, non-disparagement, non-compete and non-solicit provisions during employment, and will be for a period of time following termination of employment.

Further details on the employment terms and potential severance payments can be found in the section below titled “Potential Payments Upon Termination or Change in Control.”

Compensation Governance

Role of the Compensation Committee

The Compensation Committee comprises two directors, both of whom are deemed to be independent, and is chaired by Daniel Aremus Steingart, who was added to the Compensation Committee in April 2024. The Compensation Committee oversees the Company’s compensation policies, plans, benefit programs and overall compensation philosophy. It also approves compensation for executive officers, including the evaluation and recommendation of any plans, policies or programs that executive officers participate in.

Independent Compensation Consultant

The Compensation Committee can retain an outside independent advisor to provide external perspectives and guidance when discharging its duties. Towards the end of 2023, the Compensation Committee appointed WTW as its independent outside compensation consultant. WTW provided advice to the Compensation Committee on matters including developing a compensation peer group and 2024 compensation practices. During 2023, WTW was also engaged by management to provide services related to general compensation practices, the output of which was considered by the Compensation Committee. The aggregate fees paid for services provided to Company management for 2023 were €116,000. The Compensation Committee believes that the advice it received from WTW is objective and not influenced by any other business relationship.

Role of Stockholders

FREYR is committed to meaningful investor outreach. We embrace an open and accessible relations program for current and prospective investors, that provides a forum for dialogue. During the year, no questions or feedback were received in relation to executive compensation practices.

At our upcoming Annual Meeting, the Board is recommending a vote in favor of an annual say-on-pay vote. By conducting such a vote annually, it provides the Compensation Committee with an opportunity to review insight into views on executive compensation practices across our stockholder base. The Compensation Committee will consider the results of the say-on-pay vote, along with feedback shared during engagement and broader stakeholder perspectives, such as guidance issued by proxy advisors, in discharging its duties.

Clawback Policy

During the year, the Compensation Committee approved and adopted a compensation recoupment policy to comply with NYSE requirements. The policy applies to current and former executive officers and covers all incentive compensation. In the event of a financial restatement, any compensation that is determined to have been erroneously awarded during the three-year lookback period is subject to repayment. A copy of the Clawback Policy can be found as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023. During the year, no action was required under the policy.

In addition, certain employment contracts and employment agreements contain additional recoupment provisions. For example, if the Company becomes aware of any material malfeasance or wrongdoing by Mr. Steen, it has the ability to seek repayment of previously paid STIP or NQSOs from him. A similar provision was included in Mr. Bezdek’s employment agreement relating to any STIP payments in the first two years of his employment.

Anti-Hedging and Anti-Pledging Policies

The Company maintains an Insider Trading Policy that is applicable to all directors and employees, including our NEOs. Among other things, the policy prohibits any director or employee of the Company from (i) engaging in short sales of the Company’s securities (ii) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities (other than NQSOs, RSUs and other compensatory awards issued by the Company) (iii) engaging (directly or indirectly) in hedging transactions, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, (iv) pledging the Company’s securities as collateral for any loan or as part of any other pledging transaction, unless approved by the Compliance Officer in writing, (v) holding Common Stock in margin accounts, or (vi) placing standing or limit orders on Company securities, unless executed as part of an approved Rule 10b5-1 Plan.

Use of Employment Contracts and Agreements

The Company has entered into employment contracts and agreements with the NEOs, reflective of typical local market practice and applicable laws. These contracts and agreements, as applicable by NEO, set out terms including compensation, benefits, restrictive covenants and severance obligations upon qualifying termination events. Inclusion of such severance obligations is an important part of the executive compensation program, and they are designed to reflect local market standards and provide assurances to both the Company and NEOs in the event of a termination. None of the contracts or agreements contain any provisions for single-trigger payments or tax gross-ups in the event of a change in control. Further details on the employment terms and potential severance payments can be found in the section titled “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A with management and, based on such review and discussion, recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Mimi Berdal (Chair)*
Jason Forcier*

____________

*        Ms. Berdal and Mr. Forcier were replaced by Dr. Steingart and Mr. Slettemoen, effective April 18, 2024.

The above Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee. Mimi Berdal and Jason Forcier served as members of our Compensation Committee during 2023. None of the individuals who served on the Compensation Committee during 2023 are current or former officers or employees of the Company or has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Compensation Tables

2023 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years indicated for each of our NEOs:

Name and Title	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		Non-Equity Incentive Plan ($)(1)	All Other Compensation ($)(3)	Total ($)
Birger Steen(4)	2023	276,500	—	1,502,503		—	69,755	1,848,758
Chief Executive Officer

Oscar K. Brown(5)	2023	600,000	600,003	1,061,022		—	92,050	2,353,075
Chief Financial Officer	2022	450,000	449,999	1,569,025		337,500	—	2,806,524

Jeremy Bezdek(6)	2023	500,000	250,002	1,125,772		—	35,166	1,910,940
EVP Corporate Development

Andreas Bentzen(7)	2023	299,189	—	193,714		—	11,962	504,865
Chief Technology Officer

Are L. Brautaset	2023	228,620	—	148,023		—	12,075	388,718
Chief Legal Officer

Tom Einar Jensen(8)	2023	398,363	—	1,373,626		—	178,229	1,950,218
Former Chief Executive Officer	2022	653,962	—	350,387		—	—	1,004,349
	2021	600,719	—	—	(9)	4,467,802	—	5,068,521

Jan Arve Haugan(10)	2023	520,589	—	337,062		—	797,258	1,654,909
Former Chief Operating Officer	2022	544,968	—	319,598		388,290	—	1,252,856
	2021	581,843	—	2,072,953		350,561	—	3,005,357

Tove Nilsen Ljungquist(11)	2023	311,755	—	201,849		—	581,437	1,095,041
Former EVP Operations

____________

(1)      All dollar amounts for salary and non-equity incentive plan information in this table that were paid in NOK, were converted to U.S. dollars for the purpose of this disclosure using the average exchange ratio of 0.0948 for 2023, 0.1044 for 2022, and 0.1164 for 2021. No annual non-equity incentives were paid to the NEOs for 2023.

(2)      Aggregate grant date fair value of share-based awards is computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We used a lattice option pricing model for certain stock options granted with a strike price above the grant date price and market-based awards, and we used a Black-Scholes-Merton option pricing model for all other stock options. For RSUs, the grant date fair value was computed based on the closing market price of our Common Stock on the grant date. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 12 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)      The following table contains a breakdown of the compensation and benefits included under All Other Compensation for 2023 in the Summary Compensation table above.

Name	Defined Contribution Plan(a)	Severance(b)	Life and Health Insurance(c)	Other(d)	Total All Other Compensation
Birger Steen	3,710	—	1,763	64,282	69,755
Oscar K. Brown	—	—	10,973	81,077	92,050
Jeremy Bezdek	—	—	10,166	25,000	35,166
Andreas Bentzen	10,325	—	1,637	—	11,962
Are L. Brautaset	10,325	—	1,750	—	12,075
Tom Einar Jensen	7,499	—	3,944	166,786	178,229
Jan Arve Haugan	10,325	780,883	362	5,688	797,258
Tove Nilsen Ljungquist	10,325	568,800	2,312	—	581,437

____________

(a)      The amounts reflect contributions to the employee’s Norwegian defined contribution pension plan.

(b)      The amounts reflect contractual severance payments that were earned in 2023 and are to be paid in 2024.

(c)      The amounts reflect life and health insurance benefits.

(d)      Mr. Steen received $64,282 for reimbursable costs and tax advisors related to his relocation from Germany to Norway. Mr. Brown received $56,077 for tax equalization treatment and tax preparation fees related to international jurisdictions. Mr. Brown and Mr. Bezdek each received $25,000 as per their employment agreements, which is payable until the Company implements a U.S. 401(k) plan and a health plan that meet agreed requirements. Mr. Jensen received consulting payments of $130,645 and director compensation of $36,141.

(4)      Mr. Steen joined FREYR in August 2023.

(5)      Mr. Brown joined FREYR in April 2022.

(6)      Mr. Bezdek joined FREYR in January 2023. He previously served as a non-employee director.

(7)      Mr. Bentzen joined FREYR in August 2022.

(8)      Salary and bonus for Mr. Jensen through July 9, 2021 includes 100% of the compensation and bonus payments paid to EDGE Global in exchange for consulting services pursuant to an agreement between EDGE Global and FREYR Legacy. Mr. Jensen and Mr. Matrai are co-owners of EDGE Global, and the above amount may not reflect the actual compensation for this work ultimately provided to Mr. Jensen.

(9)      On July 13, 2021, Mr. Jensen was granted 850,000 stock options, which had a total grant date fair value of $3,153,500. The options were subject to the achievement of nine milestones related to Mr. Jensen’s performance as CEO, with each milestone related to 1/9th of the total award amount. Compensation cost is recognized to the extent achievement of the performance criteria is considered probable. In 2022, one of the nine milestones related to 94,000 stock options was deemed achieved by the Board. In August 2023, Mr. Jensen transitioned from the position of CEO to the Executive Chair of the Board and, in connection with this transition, the Board determined that the milestones were no longer applicable. The Board therefore assessed progress in respect of the remaining eight milestones at the time of the transition and awarded full or pro-rata achievement for a portion of the outstanding stock options, based on Mr. Jensen’s performance as CEO prior to his transition to Executive Chair of the Board, and which reflected adjustments to certain of the performance criteria. In 2023, milestones related to 567,000 stock options were deemed achieved by the Board. The remaining stock options were forfeited as the required performance conditions were not met. Option awards in 2022 and 2023 are related to the achievement of these milestones, which were deemed probable in the same years as they were deemed achieved by the Board of Directors. See the “Grants of Plan-Based Awards Table” below for information on the incremental fair value related to the treatment of Mr. Jensen’s options.

(10)    Mr. Haugan ceased serving as our Chief Operating Officer in November 2023 and departed from the Company in February 2024.

(11)    Ms. Ljunquist ceased serving as our EVP Operations in November 2023 and departed from the Company in December 2023.

Agreements with NEOs

Employment Agreement with Birger Steen

We entered into an employment agreement with Mr. Steen to serve as our CEO in August 2023. Mr. Steen’s annual salary as of December 31, 2023 was NOK 7.0 million and he is eligible to participate in the group bonus scheme with a target bonus of 100% base salary and receive awards under the 2021 Equity Plan. In the first three years of service, Mr. Steen is eligible to receive a fixed number of NQSOs. For 2024 and 2025, this is set at 600,000 NQSOs. Upon termination, except for certain instances of termination for cause, Mr. Steen is entitled to a severance payment equal to 12 months of salary payments paid on a monthly basis.

Employment Agreement with Oscar K. Brown

We entered into an employment agreement with Mr. Brown to serve as our Chief Financial Officer in May 2022. Mr. Brown’s annual salary as of December 31, 2023 was $600,000 and he is eligible to participate in the group bonus scheme with a target bonus potential of 100% base salary. In the first three years of service, Mr. Brown is eligible to receive a fixed number of NQSOs and RSUs. For 2024, this is set at 300,000 NQSOs and a grant of RSUs with a fair market value of $600,000. Upon termination, except for certain instances of termination for cause, Mr. Brown is entitled to a severance payment equal to 12 months of salary to be paid on a monthly basis and to reimbursement of COBRA premiums for a period of six months following the date of termination.

Employment Agreement with Jeremy Bezdek

We entered into an employment agreement with Mr. Bezdek to serve as our EVP Corporate Development and President of FREYR Battery US in December 2022. Mr. Bezdek’s annual salary as of December 31, 2023 was $500,000 and he is eligible to participate in the group bonus scheme with a target bonus potential of 75% base salary. In the first three years of service, Mr. Bezdek is eligible to receive a grant of 200,000 NQSOs per annum and a grant of RSUs with a fair market value of $250,000 per annum. Upon termination, except for certain instances of termination for cause, Mr. Bezdek is entitled to a severance payment equal to 12 months of salary to be paid over a six-month period.

Employment Agreement with Andreas Bentzen

We entered into an employment agreement with Mr. Bentzen to serve as our EVP Technology in August 2022. Mr. Bentzen’s annual salary as of December 31, 2023 was NOK 3.2 million and he is eligible to participate in the group bonus scheme with a target bonus potential of 50% base salary. Upon termination, except for certain instances of termination for cause, Mr. Bentzen is entitled to a severance payment equal to 18 months of salary to be paid in a lump sum in the month after termination and the acceleration of unvested equity awards on the date of termination.

Employment Agreement with Are L. Brautaset

We entered into an employment agreement with Mr. Brautaset to serve as our Chief Legal Officer in May 2021. Mr. Brautaset’s annual salary as of December 31, 2023 was NOK 2.4 million and he is eligible to participate in the group bonus scheme with a target bonus potential of 50% base salary. Upon termination, except for certain instances of termination for cause, Mr. Brautaset is entitled to a severance payment equal to 18 months of salary to be paid in a lump sum in the month after termination and the acceleration of unvested equity awards on the date of termination.

Consulting Agreement with Mr. Jensen

Concurrent with Mr. Jensen stepping down from the CEO position, in August 2024 we entered into an agreement with Mr. Jensen (the “Jensen Consulting Agreement”) related to the provision of transitional and other services by Mr. Jensen. The Jensen Consulting Agreement has a term of one year. The Jensen Consulting Agreement provides for an annual consulting fee of $360,000 and the grant of 250,000 non-qualified stock options with a market condition to purchase Common Stock of the Company. Additionally, a bonus of approximately NOK 5.95 million contingent upon the achievement of a key performance indicator was not met by the performance date of December 31, 2023. The Jensen Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Jensen is expected to be engaged for the majority of his working time in the provision of services in accordance with the Jensen Consulting Agreement.

Non-competition Payments

We have a non-competition clause in the employment agreement with Mr. Steen that extends for up to two years following the termination of his employment with us. Under this agreement, after Mr. Steen’s employment, we may make monthly payments to the executive during the non-competition period in an amount equal to one-twelfth of his then current annual salary. FREYR may decide to waive the covenant not to compete. If the covenant is waived, we will not be required to make the payments described above for the period(s) that the waiver is in affect.

We have non-competition clauses in the employment agreements with each of the other NEOs on generally the same terms as Mr. Steen, except that the non-competition period is six months. We may unilaterally waive the covenant in all cases, and the monthly payments are one-twelfth of the NEO’s then current annual salary. Payments would commence on termination unless waived.

Other Agreements

In connection with the separations of Mr. Haugan and Ms. Ljungquist, the Company entered into separation agreements with each of these executives. For a description of their termination agreements, please see the section titled “Executive Transitions — Terminations of Mr. Haugan and Ms. Ljungquist” in the CD&A.

Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards to the Company’s NEOs during the year ended December 31, 2023.

Name	Grant Date(1)	Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(2)	All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of shares of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Birger Steen		138,250	276,500	345,625
	08/21/2023						468,630	6.77	1,502,503
Oscar K. Brown		300,000	600,000	750,000
	05/22/2023						300,000	7.55	1,061,022
	05/09/2023					80,863			600,003
Jeremy Bezdek		187,500	375,000	468,750
	03/20/2023						200,000	7.35	643,298
	03/20/2023						150,000	7.06	482,474
	03/20/2023					35,411			250,002
Andreas Bentzen		74,797	149,594	186,993
	05/22/2023						54,772	7.55	193,714
Are L. Brautaset		57,155	114,310	142,888
	05/22/2023						41,853	7.55	148,023
Tom Einar Jensen(7)		199,182	398,363	497,954
		564,060	564,060	564,060
	08/10/2023				250,000			10.00	362,125
	08/10/2023						567,000	10.00	1,011,501	(8)
Jan Arve Haugen		195,221	390,441	488,052
	05/22/2023						95,303	7.55	337,062
Tove Nilsen Ljungquist		77,939	155,877	194,847
	05/22/2023						57,072	7.55	201,849

____________

(1)      Each grant was approved by our Compensation Committee and was awarded on the grant date indicated.

(2)      The amounts reported represent the threshold, target and maximum amounts of potential cash payouts under our annual STIP. No annual non-equity incentives were paid to the NEOs for 2023.

(3)      Shows the number of cash settled RSUs granted in 2023 to our NEOs. The RSUs vest ratably in three equal annual installments, beginning one year from the date of grant, subject to the NEO’s continued service to us through the applicable vesting date.

(4)      Shows the number of shares subject to NQSOs granted in 2023 to our NEOs. Mr. Jensen’s NQSOs include a market condition which requires the share price of the Company’s Common Stock to be $14 or higher for a consecutive period of 10 trading days during the period from August 10, 2023 to August 20, 2024. Any stock options for which the market condition is satisfied will vest on August 21, 2024. The other NEOs’ NQSOs vest and become exercisable ratably in three equal annual installments, beginning one year from the date of grant, subject to the NEOs’ continued service to us through the applicable vesting date.

(5)      Shows the per share exercise price for the NQSOs granted.

(6)      Represents the aggregate grant date fair value of the RSUs and NQSOs computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 12 of the Company’s consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts reflect the Company’s total accounting expense for these awards and do not correspond to the actual value that may be realized by our NEOs.

(7)      In August 2023, Mr. Jensen resigned from his role as CEO and transitioned to the role of Executive Chair and consultant. Mr. Jensen was entitled to a non-equity incentive plan in his former position as CEO and as a consultant. No incentives were paid for these roles in 2023.

(8)      This amount reflects the incremental fair value related to the modification of Mr. Jensen’s options in connection with his termination of employment, calculated in accordance with FASB ASC Topic 718. For further information regarding the modification of Mr. Jensen’s options, please see the section titled “Assessment of Performance Achievement for 2021 Performance-Based Option Award to Former CEO” in the CD&A.

Outstanding Equity Awards at Year End

The following table provides information on the holdings of stock and option awards by our NEOs as of December 31, 2023. There were no other stock or option awards held by our NEOs as of December 31, 2023. For additional information about the awards, see the description of equity incentive compensation in the CD&A.

	Option awards								Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Un-exercisable (#)(1)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)
Birger Steen	—		468,630		—		6.77	08/21/2028	—	—
Oscar K. Brown	83,333		166,667		—		7.39	05/09/2027	121,459	227,128
Oscar K. Brown	75,000		150,000		—		8.47	06/09/2027	—	—
Oscar K. Brown	—		300,000		—		7.55	05/22/2028	—	—
Jeremy Bezdek	33,333		16,667		—		10.00	07/09/2026	35,411	66,219
Jeremy Bezdek	16,666		33,334		—		11.83	08/18/2027	—	—
Jeremy Bezdek	—		200,000		—		7.35	03/20/2028	—	—
Jeremy Bezdek	—		150,000		—		7.06	03/20/2028	—	—
Andreas Bentzen	33,592		67,185		—		12.95	09/07/2027	—	—
Andreas Bentzen	—		54,772		—		7.55	05/22/2028	—	—
Are L. Brautaset	44,759		—		—		3.51	12/31/2025	—	—
Are L. Brautaset	790		395		—		10.00	07/09/2026	—	—
Are L. Brautaset	66,667		33,333		—		10.00	09/01/2026	—	—
Are L. Brautaset	50,000		—		—		11.50	07/09/2026	—	—
Are L. Brautaset	13,731		27,462		—		8.47	06/09/2027	—	—
Are L. Brautaset	359		719		—		12.95	09/07/2027	—	—
Are L. Brautaset	—		41,853		—		7.55	05/22/2028	—	—
Tom Einar Jensen	744,431	(3)	—		—		0.95	05/15/2024	—	—
Tom Einar Jensen	687,220	(3)	—		—		1.22	09/20/2025	—	—
Tom Einar Jensen	346,296	(4)	314,815	(4)	—		10.00	07/13/2026	—	—
Tom Einar Jensen	—		—		250,000	(5)	10.00	08/10/2028	—	—
Jan Arve Haugan	149,197	(6)	—		—		3.22	05/31/2024	—	—
Jan Arve Haugan	790	(6)	395		—		10.00	05/31/2024	—	—
Jan Arve Haugan	133,333	(6)	66,667		—		10.00	05/31/2024	—	—
Jan Arve Haugan	50,000		—		—		11.50	07/09/2026	—	—
Jan Arve Haugan	31,207	(6)	62,414		—		8.47	05/31/2024	—	—
Jan Arve Haugan	855	(6)	1,712		—		12.95	05/31/2024	—	—
Jan Arve Haugan	—	(6)	95,303		—		7.55	05/31/2024	—	—
Tove Nilsen Ljungquist	67,139	(6)	—		—		1.14	03/31/2024	—	—
Tove Nilsen Ljungquist	1,185	(6)	—		—		10.00	03/31/2024	—	—
Tove Nilsen Ljungquist	100,000	(6)	—		—		10.00	03/31/2024	—	—
Tove Nilsen Ljungquist	50,000		—		—		11.50	07/09/2026	—	—
Tove Nilsen Ljungquist	56,173	(6)	—		—		8.47	03/31/2024	—	—
Tove Nilsen Ljungquist	1,470	(6)	—		—		12.95	03/31/2024	—	—
Tove Nilsen Ljungquist	57,072	(6)	—		—		7.55	03/31/2024	—	—

____________

(1)      Stock options generally become exercisable in three equal installments on each of the first three anniversaries of the grant date.

(2)      Reflects RSUs that vest as described in the table below:

Name	Year of Grant	Number of Unvested Units	Vesting Schedule
Oscar K. Brown	2023	80,863	RSUs subject to three-year pro-rata vesting on 05/09/2024, 05/09/2025, and 05/09/2026
	2022	40,596	RSUs subject to three-year pro-rata vesting, 50% of the remaining units vest on 05/09/2024 and 50% vest on 05/09/2025
Jeremy Bezdek	2023	35,411	RSUs subject to three-year pro-rata vesting on 03/20/2024, 05/09/2025, and 05/09/2026.

(3)      These warrants are held by EDGE Global. Mr. Jensen and Mr. Matrai are co-owners of EDGE Global, and the above amount may not reflect the actual shares ultimately provided to Mr. Jensen. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein.

(4)      On July 13, 2021, Mr. Jensen was granted 850,000 stock options, which had a total grant date fair value of $3,153,500. The options were subject to the achievement of nine milestones related to Mr. Jensen’s performance as CEO, with each milestone related to 1/9th of the total award amount. Compensation cost is recognized to the extent achievement of the performance criteria is considered probable. In 2022, one of the nine milestones related to 94,000 stock options was deemed achieved by the Board. In August 2023, Mr. Jensen transitioned from the position of CEO to the Executive Chair of the Board and, in connection with this transition, the Board determined that the milestones were no longer applicable. The Board therefore assessed progress in respect of the remaining eight milestones at the time of the transition and awarded full or pro-rata achievement for a portion of the outstanding stock options, based on Mr. Jensen’s performance as CEO prior to his transition to Executive Chair of the Board, and which reflected adjustments to certain of the performance criteria. In 2023, milestones related to 567,000 stock options were deemed achieved by the Board. The remaining stock options were forfeited as the required performance conditions were not met. Option awards in 2022 and 2023 are related to the achievement of these milestones, which were deemed probable in the same years as they were deemed achieved by the Board.

(5)      The stock options include a market condition which requires the share price of the Company’s Common Stock to be $14 or higher for a consecutive period of 10 trading days during the period from August 10, 2023 to August 20, 2024. Any stock options for which the market condition is satisfied will vest on August 21, 2024.

(6)      The expiration dates of these awards have been accelerated in accordance with their termination provisions based on Mr. Haugen’s termination date of February 29, 2024 and Ms. Ljungquist’s termination date of December 31, 2023.

Stock Vested

There were no stock options exercised by our NEOs during the year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Oscar K. Brown	20,297	$150,604

Mr. Brown’s RSUs are cash settled, in accordance with his employment contract.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs. The employment agreements provide that our NEOs will be eligible for severance benefits following an involuntary termination of employment, whether or not in connection with a change in control. For a more detailed description of the NEO employment agreements, including restrictive covenants, see sections titled “Agreements with NEOs” and “Executive Transitions — Terminations of Mr. Haugan and Ms. Ljungquist” in this proxy statement. Mr. Jensen did not receive any severance in connection with his termination as CEO and appointment of as non-employee Executive Chair. For a description of Mr. Jensen’s consulting agreement, please see the section titled “Agreements with NEOs” below the 2023 Summary Compensation Table.

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment occurred on December 31, 2023 and where relevant, that a change of control occurred on December 31, 2023, except for Mr. Haugan and Ms. Ljungquist as their amounts reflect the actual severance they received on the date their employment was terminated.

	Value of Cash Payments ($)		Value of Accelerated Equity Awards ($)(1)
Name	Involuntary termination	Change of control and subsequent involuntary termination(2)	Involuntary termination		Change of control and subsequent involuntary termination(2)
Birger Steen	$689,080	$689,080	$—		$—	(3)
Oscar K. Brown	600,000	600,000	—		227,128	(3)
Jeremy Bezdek	500,000	500,000	—		66,219	(3)
Andreas Bentzen	466,015	466,015	—	(4)	—	(4)
Are L. Brautaset	356,098	356,098	—	(4)	—	(4)
Jan Arve Haugen(5)	780,883	—	—	(4)	—	(4)
Tove Nilsen Ljungquist(6)	568,800	—	—	(4)	—	(4)

____________

(1)      Calculation of the value that would have been received by the NEOs if accelerated vesting had occurred on December 31, 2023 is based on the closing price of our Common Stock of $1.87 per share.

(2)      According to the respective employment agreements, involuntary termination subsequent to a change in control is relevant if it occurs within 12 months of a change of control.

(3)      In the event of a termination taking place within 12 months of a change in control, the intrinsic value of all equity awards is settled in cash.

(4)      According to the respective employment agreements, involuntary termination would result in the immediate vesting of all outstanding equity awards.

(5)      Amounts included in the table above for Mr. Haugan represent the actual severance to be paid to him in connection with his termination agreement, which was signed in November 2023. Payments are to be made in NOK and have been converted to USD using an exchange ratio of 0.0948. According to his agreement all unvested stock options vested on February 29, 2024 and will expire on May 31, 2024.

(6)      Amounts included in the table above for Ms. Ljunquist represent the actual severance to be paid to her in connection with her termination agreement, which was signed in November 2023. Payments are to be made in NOK and have been converted to USD using an exchange ratio of 0.0948. According to her agreement all unvested stock options vested on December 31, 2023 and expire on March 31, 2024.

CEO Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Our median employee compensation as calculated using Summary Compensation Table requirements was $116,651. Mr. Steen’s annual total compensation was $3,458,591, which equals the amount reported in the Summary Compensation Table, $1,848,758, plus an additional amount that reflects annualizing of his base salary and annual long-term equity award for 2023 consistent with the applicable SEC guidance. Therefore, our CEO pay ratio is 30 to 1.

We identified the median employee using our employee population on December 31, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Neither the Compensation Committee nor management of the Company used the CEO pay patio measure in making compensation decisions.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO NEOs and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our CD&A. As of 2023, we do not use any other financial performance measure to link CAP to the CEO and our other NEOs to the Company’s performance.

							Value of initial fixed $100 investment in:
Year	Summary compensation table total PEO 1(1)	Summary compensation table total PEO 2(1)	Compensation actually paid to CEO 1(1)(2)	Compensation actually paid to CEO 2(1)(2)	Average summary compensation table total for non-CEO NEOs(1)	Average compensation actually paid to non-CEO NEOs(1)(2)	TSR(3)	Peer Group TSR(3)	Net Income (Loss) ($000)(4)
2023	$1,848,758	$1,950,218	$514,962	$591,910	$1,317,925	$258,204	$20	$27	$(73,096)
2022	—	1,004,349	—	988,293	2,029,690	2,172,144	92	36	(99,119)
2021	—	5,068,521	—	5,270,047	2,587,396	2,821,644	118	81	(93,378)

____________

(1)       PEO 1 refers to Birger Steen, our current PEO, and PEO 2 refers to Tom Einar Jensen. Amounts represent CAP to our CEO(s) and the average CAP to our remaining NEOs for the relevant year, as determined under SEC rules and described below, which includes the following individuals for each year:
Year	CEO	Non-CEO Named Executive Officers
2023	Tom Einar Jensen, Birger Steen	Oscar K. Brown, Jeremy Bezdek, Andreas Bentzen, Are L. Brautaset, Jan Arve Haugan, Tove Nilsen Ljungquist
2022	Tom Einar Jensen	Oscar K. Brown, Jan Arve Haugan
2021	Tom Einar Jensen	Jan Arve Haugan, Ryuta Kawaguchi

(2)      SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP as reported in the Pay versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO as realized income, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The unvested equity values are computed in accordance with the methodology used for financial reporting purposes. The following table details these adjustments. The Company offers neither a defined benefit pension plan nor dividends, so no adjustment for those items is included in the table below.

	2023			2022		2021
	PEO 1 (Steen)	PEO 2 (Jensen)	Average Non-CEO NEOs	PEO 2 (Jensen)	Average Non-CEO NEOs	PEO 2 (Jensen)	Average Non-CEO NEOs
SCT Total	$1,848,758	$1,950,218	$1,317,925	$1,004,349	$2,029,690	$5,068,521	$2,587,396
Deduction for amounts reported in the “Stock Awards” column in the SCT	—	—	(141,668)	—	(225,000)	—	—
Deduction for amounts reported in the “Option Awards” column in the SCT	(1,502,503)	(1,373,626)	(511,240)	(350,387)	(944,312)	—	(1,863,001)
Year end fair value of equity awards granted during the year that are outstanding and unvested as of the last day of the covered year	168,707	210,500	77,527	—	1,402,940	—	709,058
Change in fair value of awards granted in prior years that are outstanding and unvested as of the last day of the covered year	—	(110,498)	(440,407)	222,885	(77,121)	—	—
Change in the fair value from the end of the prior year to the vesting date for vested awards during the covered year	—	(84,684)	(43,933)	111,446	(14,053)	201,526	—
Fair value of awards that are granted and vested during the covered year	—	—	—	—		—	1,388,190
CAP	$514,962	$591,910	$258,204	$988,293	$2,172,144	$5,270,047	$2,821,644

(3)      TSR is determined based on the end of the year value of $100 invested for the period from July 8, 2021 (the first date our stock began trading on the NYSE) through the end of the listed fiscal year. Peer group companies that began trading after July 8, 2021 were added to the peer group in the subsequent year of its listing. The peer group TSR is the 17 company peer group identified in the CD&A.

(4)      The amounts in this column represent the Company’s disclosed net loss for each reported year.

Relationships Between CAP and Performance

The following graphical depictions demonstrate the relationship between NEO CAP versus our TSR, CEO CAP versus our Net Income (Loss), and our TSR versus the TSR of our identified peer group, for the periods covered in the Pay Versus Performance table.

CAP Versus TSR

CAP Versus Net Income (Loss)

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS

In accordance with Section 14A of the Exchange Act and the related SEC rules, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.

As discussed in detail under “Compensation Discussion & Analysis,” our executive compensation program is a vital tool to attract and retain top talent and ensure that our corporate goals are being met successfully and is designed to provide market competitive compensation and benefit levels that will attract, retain, motivate and reward a talented team of executive officers; integrate pay with the Company’s annual and long-term performance goals; encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and reinforce our culture.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and balanced to mitigate risks appropriately.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”

Required Vote

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this proxy statement. The vote is advisory and is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The affirmative vote of the holders of a majority of the total number of votes of the Company’s Common Stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF OUR NEOS

In accordance with Section 14A of the Exchange Act and the related SEC rules, we are seeking an advisory vote from our stockholders on how often we should hold an advisory vote to approve our NEO compensation, as described in proposal 3. You may vote for every one, two, or three years, or you may abstain from voting.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our NEOs be submitted every year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation would allow our stockholders to provide us with their direct, timely input on our executive compensation program as disclosed in the proxy statement every year. An annual vote is therefore consistent with the Company’s efforts to engage our stockholders on executive compensation and corporate governance matters.

Required Vote

Although the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our NEOs should be held every year, two years, or three years.

The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our NEOs. However, because this is an advisory vote and therefore not binding on the Board, the Compensation Committee or the Company, the Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of the Board.

The alternative among one year, two years, or three years that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders. It is expected that the next advisory vote on the frequency for holding an advisory vote to approve our NEO compensation will occur at the 2030 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR “ONE YEAR” AS THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE
COMPENSATION OF OUR NEOS.

PROPOSAL 5 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FREYR BATTERY 2021 EQUITY INCENTIVE PLAN

On April 22, 2024, the Board approved, subject to stockholder approval at the Annual Meeting, the amendment and restatement of the 2021 Equity Plan to, among other things, increase the share reserve (the number of shares authorized for issuance) under the 2021 Equity Plan. If the stockholders approve amending and restating the 2021 Equity Plan, the Amended Plan will replace the current version of the 2021 Equity Plan and become effective upon the date of the Annual Meeting.

Purpose of Share Reserve Increase

As of the Record Date, a total of 1,525,043 shares remained available for future grants under the 2021 Equity Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives, employees and non-employee directors in a competitive market for talent and aligning the interests of employees and non-employee directors with the interests of our stockholders. We consider the 2021 Equity Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and our stockholders. Based on our expected future share usage, we estimate that the addition of 9,900,000 shares will provide us with a sufficient reserve for the next year of grants of stock awards. As of the Record Date, 23,474,957 stock awards were outstanding under the 2021 Equity Plan, all issued as stock options and RSUs. Upon stockholders’ approval of the Amended Plan, the number of shares authorized for issuance under the Amended Plan will be increased by 9,900,000 shares, which will increase the total number of shares authorized for issuance pursuant to the Amended Plan from 25,000,000 to 34,900,000.

Our Historical Equity Compensation Usage

As of the Record Date, there were:

•        1,525,043 shares remaining available for issuance under the 2021 Equity Plan, which is our only active equity plan;

•        26,567,072 outstanding options and compensatory warrants, with a weighted-average exercise price of $4.50 and a weighted-average remaining term of 3.72 years;

•        581,567 additional outstanding options, which can only be settled in cash; and

•        145,067 additional outstanding full-value awards, all of which can only be settled in cash.

Summary of Material Changes Being Made to the Current 2021 Equity Plan

The Amended Plan will make the following material changes to the 2021 Equity Plan:

Increase in Authorized Shares	Increase the number of shares authorized for issuance under the 2021 Equity Plan by 9,900,000 additional shares.
Addition of Minimum Vesting Requirement	Consistent with best corporate governance practices, the Amended Plan provides for a minimum vesting requirement of at least one year for all awards, subject to certain exceptions.
Prohibition on Dividends for Unvested Awards	Any dividend or dividend equivalent rights associated with an award can only vest and become payable if and to the extent that the associated award has vested.
Fungible Share Counting Provision

The Amended Plan provides for fungible share counting. Pursuant to this provision, each grant of a full value award, such as RSUs, will reduce the number of shares available for issuance by 1.22 shares.

Key Highlights of the 2021 Equity Plan

We have designed the Amended Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, employees and other service providers and stockholders’ interests. These provisions include, but are not limited to, the following:

•        No Evergreen Provision.    Stockholder approval is required to add additional shares to the share reserve.

•        No Liberal Share Counting or Recycling of Shares.    Shares retained by or delivered to the Company to pay the exercise price of any award, to pay withholding taxes related to any award, or to settle stock appreciation rights (“SARs”) in stock do not become available for issuance as future awards under the Amended Plan.

•        Minimum Vesting Periods for Awards.    The Amended Plan provides for a minimum vesting requirement of at least one year for all awards, subject to certain exceptions

•        Dividend and Dividend Equivalents Subject to the Same Vesting Requirement as Underlying Awards.    The Amended Plan adds an express provision subjecting any dividend or dividend equivalent to the same vesting conditions that apply to the underlying awards. Such dividends and dividend equivalents are never paid unless the underlying award vests.

•        Fungible Share Counting Provision.    The Amended Plan provides for fungible share counting. Pursuant to this provision, each grant of a full value award, such as RSUs, will reduce the number of shares available for issuance by 1.22 shares.

•        No Transferability.    In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

•        No Automatic Grants.    The Amended Plan does not provide for “reload” or other automatic grants to participants.

•        No Tax Gross-ups.    The Amended Plan does not provide for any tax gross-ups.

Summary of the Amended Plan

The following provides a summary of the material features of the Amended Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by the draft of the Amended Plan attached as Appendix A.

Purpose.    The Amended Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals, (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders and (iii) promote the success of our business.

Types of Equity Awards.    The Amended Plan permits the grant of incentive stock options, NQSOs, SARs, RSUs, and stock bonus awards (all such types of awards, collectively, “equity awards”).

Plan Administration.    The Amended Plan will continue to be administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). Subject to the terms of the Amended Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Amended Plan, (ii) select the service providers to whom equity awards may be granted under the Amended Plan, (iii) determine the number of shares to be covered by each equity award granted under the Amended Plan, (iv) approve forms of equity award agreements for use under the Amended Plan, (v) determine the terms and conditions, not inconsistent with the terms of the Amended Plan, of any equity award granted the Amended Plan, (vi) construe and interpret the terms of the Amended Plan and equity awards granted pursuant to the Amended Plan, (vii) correct any defect, supply any omission or reconcile any inconsistency in the Amended Plan, any equity award or any equity award agreement, (viii) prescribe, amend and rescind rules and regulations relating to the Amended Plan, (ix) modify or amend each equity award (subject to the terms of the Amended Plan), (x) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances, (xi) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Amended Plan, (xii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Plan Administrator, (xiii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award, and (xiv) make all other determinations deemed necessary or advisable for administering the Amended Plan.

However, to the extent permitted by applicable law and listing requirements, the Board or a committee thereof may delegate to one or more of our directors or officers who may be (but are not required to be) insiders subject to Section 16 of the Exchange Act (“Insiders”), the authority to (i) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the Amended Plan and (ii) take any and all actions on behalf of the Board or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.

Share Reserve.    Subject to adjustments as set forth in the Amended Plan, the maximum aggregate number of shares that may be issued under the Amended Plan will not exceed 34,900,000. The Common Shares issued to satisfy awards under this plan may be authorized, but unissued, or reacquired shares. Furthermore, subject to adjustments as set forth in the Amended Plan, in no event will the maximum aggregate number of shares that may be issued under the Amended Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the Amended Plan. Subject to adjustment as provided in Amended Plan, each share with respect to which an option or SAR is granted under the Amended Plan shall reduce the aggregate number of shares that may be delivered under the Amended Plan by one share and each share with respect to which any other award denominated and settled in shares is granted under the Amended Plan shall reduce the aggregate number of shares that may be delivered under the Plan by 1.22 shares.

Lapsed Awards.    To the extent an equity award or existing plan award expires or is forfeited, cancelled, exchanged or surrendered, or if such award otherwise terminates or expires without a distribution of shares to the participant, the unissued shares that were subject thereto will continue to be available under the Amended Plan for issuance pursuant to future equity awards. However, any shares which we retain upon exercise of an equity award or existing plan award in order to satisfy the exercise or purchase price for such equity award or existing plan award or any withholding taxes due with respect to such equity award or existing plan award will be treated as issued and will not be available under the Amended Plan for issuance pursuant to future equity awards. With respect to SARs that are settled by the delivery of a net number of shares, the full number of shares underlying such SARs will not be available for subsequent awards under the Amended Plan.

Eligibility to Receive Awards.    The Plan Administrator selects the employees, consultants and non-employee directors who will be granted awards under the Amended Plan. The actual number of employees, consultants and non-employee directors who will receive an award under the Amended Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants. As of the Record Date, approximately 185 employees, 0 consultants and 8 non-employee directors were eligible to participate in the Amended Plan.

Minimum Vesting Period.    Awards will generally be subject to a minimum vesting period of at least one year from the grant date, with certain exceptions, including awards granted in substitution or in exchange for an award, awards covering a number of equity-based awards representing a maximum of 5% of the shares reserved for issuance under the Amended Plan, shares delivered in lieu of fully vested cash obligations, and awards granted to non-employee directors in connection with an annual meeting to vest the following year, provided that the interval between such annual meetings is no less than 50 weeks.

Stock Options.    A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Amended Plan, the Plan Administrator may grant NQSOs and incentive stock options, subject to the share limitations described above. Each stock option will be designated in the equity award agreement as either an incentive stock option or a NQSO. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as NQSOs. The term of each stock option will be stated in the equity award agreement and will not be more than 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the equity award agreement.

The per share exercise price for the shares to be issued pursuant to the exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a NQSO, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant as determined by the Plan Administrator.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may vest or be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.

If a participant ceases to be a service provider other than for “cause” (as defined in the Amended Plan), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for cause and the participant will be prohibited from exercising his or her stock option from and after the date of such notification.

SARs.    The Plan Administrator will determine the terms and conditions of each award of SARs. The per share exercise price for the shares to be issued pursuant to exercise of a SAR will be determined by the Plan Administrator and may not be less than one hundred percent (100%) of the fair market value per share on the date of grant. Upon exercise of SARs, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which SARs are exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs.    Restricted stock awards are grants of shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each grant of RSUs is a bookkeeping entry representing an amount equal to the fair market value of one share. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both. In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Plan Administrator may impose whatever conditions on vesting and such other terms as it determines to be appropriate. During the period of restriction, participants holding restricted stock may exercise full voting rights. All dividends or distributions with respect to shares of restricted stock will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid and shall not be paid or distributed unless and until such related shares have vested and been earned. During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. Any dividend equivalents on RSUs will be subject to the same restrictions, including, without limitation, vesting and restrictions on transferability and forfeitability, as the RSUs with respect to which they relate. In no event shall any dividend or dividend equivalent be paid in connection with a RSUs prior to its vesting.

Stock Bonus Awards.    A stock bonus award is an award of shares to a participant without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award and any other terms applicable to such stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Dissolution or Liquidation.    In the event of the proposed winding up, dissolution or liquidation of the Company, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.

Corporate Transaction.    In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “change in control” (as defined in the Amended Plan), each outstanding equity award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity award; provided that at the discretion of the Plan Administrator such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, (subject to applicable laws); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding equity award, lapse of our right to repurchase or re-acquire shares acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto; or (g) the cancellation of such outstanding equity awards in exchange for no consideration.

Change in Control.    An equity award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” (as defined in the Amended Plan) as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Nontransferability of Equity Awards.    Unless determined otherwise by the Plan Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.

Clawback/Recovery.    The Plan Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the Amended Plan, an equity award granted under the Amended Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Amendment and Termination.    The Amended Plan will continue in effect for a term of 10 years measured from the approval of the Amended Plan by the Company’s stockholders, unless terminated earlier under the terms of the Amended Plan. The Board may at any time amend, alter, suspend or terminate the Amended Plan. No awards may be granted under the Amended Plan while the Amended Plan is suspended or after it is terminated.

Federal Tax Consequences to Participants as a Result of Receiving an Award under the Amended Plan

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the Amended Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Plan.

Nonqualified Stock Options.    No taxable income generally is reportable when a NQSO is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the NQSO. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.

Restricted Stock.    A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Restricted Stock Units.    A participant generally will not recognize taxable income upon grant of RSUs. Instead, the participant generally will recognize ordinary income at the time the RSUs are settled equal to the fair market value of the shares on the settlement date less the amount, if any, paid for the shares.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant of SARs. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the exercised shares on the exercise date and the corresponding exercise price of the SARs. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss.

Dividend Equivalents.    A participant generally will recognize ordinary income each time a payment is made or shares are received pursuant to the dividend equivalent equal to the fair market value of the payment made or shares received.

Tax Effects as a Result of Grants of Awards under the Plan.    We generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Amended Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises NQSOs. Special rules limit the deductibility of compensation paid to certain of our executive officers. In addition, Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

Pursuant to SEC rules, the following table sets forth the benefits or amounts that will be received by or allocated to each of the following individuals or groups under the Amended and Restated 2021 Equity Incentive Plan to the extent determinable:

Amended and Restated 2021 Equity Incentive Plan
Name and Position	Dollar Value	Number of Units
Birger Steen, Chief Executive Officer	See Footnote 1	See Footnote 1
Oscar K. Brown, Chief Financial Officer	See Footnote 1	See Footnote 1
Jeremy Bezdek, EVP Corporate Development	See Footnote 1	See Footnote 1
Andreas Bentzen, Chief Technology Officer	See Footnote 1	See Footnote 1
Are L. Brautaset, Chief Legal Officer	—	—
Tom Einar Jensen, Former Chief Executive Officer	—	—
Jan Arve Haugan, Former Chief Operating Officer	—	—
Tove Nilsen Ljungquist, Former EVP Operations	—	—
Executive Group	See Footnote 1	See Footnote 1
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

____________

(1)      As discussed in the CD&A, certain of our executive officers are entitled to a fixed number of equity awards for the first three years of their service, as provided for in their respective employment agreements. Specifically, Mr. Steen is entitled to receive 600,000 stock options for each of 2024 and 2025; Mr. Brown is entitled to receive 300,000 stock options and RSUs with a grant date value of $600,000 for 2024; Mr. Bezdek is entitled to receive 200,000 stock options and RSUs with a grant date value of $250,000 for each of 2024 and 2025; and Mr. Bentzen is entitled to receive a grant of stock options with a face value equal to 150% of his base salary for each of 2024 and 2025. In addition, Mr. Dahm-Simonsen, who is an executive officer, but not a NEO, is entitled to receive a grant of stock options with a face value equal to 125% of his base salary for each of 2024 and 2025.

Existing Plan Benefits

The outstanding aggregate number of shares subject to stock options and RSUs under the 2021 Equity Plan since its inception through the Record Date, is set forth in the table below. The closing price of a share of our Common Stock on April 24, 2024 was $1.55.

Name	Number of Stock Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares Subject to RSUs (#)	Market Value RSUs ($)
Birger Steen, Chief Executive Officer	468,630	6.77	—	—
Oscar K. Brown, Chief Financial Officer	890,800	6.96	121,459	188,261
Jeremy Bezdek, EVP Corporate Development	564,000	6.73	23,608	36,592
Andreas Bentzen, Chief Technology Officer	260,549	7.22	—	—
Are L. Brautaset, Chief Legal Officer	290,309	6.38
Tom Einar Jensen, Former Chief Executive Officer	250,000	10.00	—	—
Jan Arve Haugan, Former Chief Operating Officer	392,676	9.06	—	—
Tove Nilsen Ljungquist, Former EVP Operations	—	—	—	—
All current executive officers as a group	3,004,930	7.02	145,067	224,854
All current directors who are not executive officers as a group	400,000	9.59	—	—
All nominees for election as directors as a group	—	—	—	—
Each associate of any such directors, executive officers, or nominees	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants, or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	22,091,001	4.09	—	—

The foregoing stock options and RSUs were granted in consideration for services provided to the Company as an employee or as a non-employee director. The stock options were granted with an exercise price that was not be less than the fair market value of our Common Stock at the time of grant, and the maximum term of each option does not exceed ten years. For a summary of certain U.S. federal income tax consequences of the issuance and exercise of such stock options and RSUs to the Company and the participants, see the section above titled “Federal Tax Consequences to Participants as a Result of Receiving an Award under the Amended Plan.”

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information, as of December 31, 2023, regarding shares of Common Stock authorized for issuance under FREYR’s equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:(1)
NQSOs	10,502,743	$8.50	14,304,034
Equity compensation arrangement not approved by security holders:(2)
Mr. Jensen’s Performance Stock Options	661,111	$10.00	—
Total	11,163,854		14,304,034

____________

(1)      Represents Common Stock issuable upon the exercise of stock options under the 2021 Equity Plan. Column (a) excludes RSUs that are required per their terms to be settled in cash.

(2)      Represents Common Stock issuable upon the exercise of outstanding performance stock options issued to Tom Einar Jensen on July 13, 2021, in accordance with his employment agreement. Column (a) excludes Common Stock issuable upon the exercise of stock options under FREYR Legacy’s 2019 Incentive Stock Option Plan, dated November 9, 2019, as such options are required per their terms to be settled in cash.

See further discussion of our equity compensation plans in Note 12 to our consolidated financial statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Required Vote

The affirmative vote of the holders of a majority of the total number of votes of the Company’s Common Stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the proposal is required to approve the Amended Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED PLAN.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below, were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.

In addition to the director and executive officer compensation arrangements discussed above in the CD&A, this section describes transactions, or series of related transactions, since January 1, 2023, to which we were or will be a participant, in which:

•        the amount involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or beneficial owners of more than 5% of any class of our capital stock, or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Related Person Transactions

Consulting Agreements

We entered into a consultancy agreement with Peter Matrai, our co-founder and a director, to serve as a consultant (the “Matrai Consulting Agreement”) on May 14, 2021. The Matrai Consulting Agreement had a term of three years starting on and from the date of the Business Combination (July 9, 2021). Mr. Matrai’s annual consulting fee is $360,000 as of December 31, 2023 (or a payment of $30,000 per month) and he is eligible to receive share-based compensation awards under the 2021 Equity Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.

On August 10, 2023, we also entered into a consultancy agreement with our co-founder and Executive Chair, Tom Einar Jensen (the “Jensen Consultancy Agreement”) related to the provision of transitional and other services by Mr. Jensen. The Jensen Consultancy Agreement includes payment of $30,000 per month, the grant of 250,000 NQSOs to purchase Common Stock with a market condition related to the Company’s stock price. The Jensen Consultancy Agreement also included a bonus of approximately NOK 5.95 million, that was contingent upon the achievement of a key performance indicator related to the financing of FREYR’s U.S. Gigafactory, Giga America, on or before December 31, 2023, which was not paid, as the key performance indicator was not achieved. Mr. Jensen is also entitled to participate in the Company’s benefit plans made available to consultants of the Company generally, and as may be appropriate in regard to the services rendered by him.

ESG Consulting Services Agreement

From June 2022 to June 2023, we engaged Sustainable Governance Partners LLC to provide ESG consulting services under a 12-month contract for a fee totaling $200,000, billed quarterly. Our director, Jessica Wirth Strine, is a founder, part owner, CEO and managing partner of Sustainable Governance Partners LLC. This agreement is now concluded, and our last payment to Sustainable Governance Partners LLC under this agreement was made prior to Ms. Strine’s appointment to the Board.

Metier

In 2020, we entered into a framework agreement with Metier, which provides primarily project management and administrative consulting services. The CEO of Metier is the brother of our Executive Vice President, Project Execution and former executive officer prior to the Merger. For the year ended December 31, 2023, $4.3 million was recognized as general and administrative expenses within the consolidated statements of operations and comprehensive loss included in our Annual Report on Form 10-K for the year ended December 31, 2023. For the year ended December 31, 2023, $1.6 million met the requirements for capitalization and is recognized as property and equipment and as of December 31, 2023, the unpaid amount of $0.3 million is recognized in accounts payable and accrued liabilities, both within the consolidated balance sheet included in the Annual Report on Form 10-K for the year ended December 31, 2023.

Cooperation Agreement

On April 18, 2024, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with the Investors. Pursuant to the Cooperation Agreement, the Board and all applicable committees thereof approved the appointment of Mr. Slettemoen as a member of the Board, with an initial term expiring at the Annual Meeting. In addition, pursuant to the Cooperation Agreement, the slate of director nominees recommended by the Board for election at the Annual Meeting will include Mr. Slettemoen. Under the terms of the Cooperation Agreement, until the later of the date that (i) Mr. Slettemoen ceases to be a member of the Board and (ii) is 30 calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2025 annual meeting of stockholders, the Investors have agreed to customary standstill restrictions. In addition, the Investors have agreed to certain voting commitments, including supporting each director nominated and recommended by the Board for election at the 2024 Annual Meeting.

Policies and Procedures for Related Person Transactions

Under our Related Person Transactions Policy adopted by the Board, the Audit and Risk Committee is required to review and, if appropriate, approve or ratify any proposed related person transactions or any related person transactions of which they have become aware, and which have not previously been approved by the Audit and Risk Committee. If Company’s management determines that it is undesirable to wait until a meeting of the Audit and Risk Committee to consummate a related person transaction, the Chair of the Audit and Risk Committee may approve on behalf of the Audit and Risk Committee such related person transaction in accordance with the Related Person Transactions Policy if the aggregate amount involved in the transaction, or series of related transactions, is expected to be less than $250,000. Any such approval must be reported to the Audit and Risk Committee at its next regularly scheduled meeting. In addition, under the policy, any directors interested in a related person transaction must recuse themselves from any vote on the transaction in which they have an interest. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

HOUSEHOLDING

Certain banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy to you upon written or oral request to FREYR Battery, Inc., 6&8 East Court Square, Suite 300, Newnan, Georgia 30263, Attention: Corporate Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact us at the above address or by phone at (678) 632-3112.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2025 annual meeting of stockholders must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company no later than December 30, 2024. Proposals should be sent to the Corporate Secretary of the Company at its principal executive offices, 6&8 East Court Square, Suite 300, Newnan, Georgia 30263. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2025 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2025 annual meeting of stockholders outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in the Company’s Bylaws. Stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act relating to universal proxy.

To be timely, such written notice must be received by the Corporate Secretary of the Company at its principal executive offices, 6&8 East Court Square, Suite 300, Newnan, Georgia 30263, not earlier than the close of business on March 15, 2025, nor later than the close of business on April 14, 2025. In the event that the 2025 annual meeting of stockholders is scheduled for more than 30 days before, or more than 60 days following, June 13, 2025 (the anniversary of the Annual Meeting), the written notice by the stockholder must be delivered not later than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the Company.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of present or historical fact included in this proxy statement, including, without limitation, FREYR’s ability to execute its adaptive strategy and business plan; its ability to decarbonize the energy storage and transportation markets and produce clean, cost-competitive batteries; its ability to expand across the battery value chain and a diversified technology spectrum; FREYR’s potential to become a scaling and industrialization partner of choice delivering fit-for-purpose solutions to customers and maintaining commercial and strategic flexibility; FREYR’s ability to prudently manage capital while achieving its growth objectives; FREYR’s ability to achieve gigafactory production; any potential benefits of redomiciling to the U.S.; and the implementation and effectiveness of FREYR’s technology diversification strategy and its ability to augment customer acquisition, reduce cost of capital and attract project level equity and debt investment interest are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Annual Report on Form 10-K for the year ended December 31, 2023, and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.

FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Tom Einar Jensen
Tom Einar Jensen
Executive Chair of the Board

April 29, 2024
Newnan, Georgia

APPENDIX A — PROPOSED AMENDED AND RESTATED FREYR BATTERY 2021 EQUITY INCENTIVE PLAN

(amended and restated by the Board as of April 22, 2024, and approved by the Company’s shareholders on June 13, 2024)

1.      Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s shareholders; and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Stock Bonuses.

2.      Definitions. As used herein, the following definitions will apply:

(a)     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)     “Affiliate” means a Parent, a Subsidiary or any corporation or other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(c)     “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Shares is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Affiliate, as such laws, rules, and regulations shall be in effect from time to time.

(d)     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonuses.

(e)     “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)     “Board” means the Board of Directors of the Company.

(g)     “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or a crime involving moral turpitude; (F) Participant’s commission of or participation in an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its Subsidiaries; (G) Participant’s commission of or participation in an act that results in material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then apply only with regard to a termination thereafter. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a

Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Affiliate or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(h)     “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i)       The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii)     The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

(iii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)     The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(h), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)       a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate;

(2)       a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company;

(3)       the Company; and

(4)       a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s registered office or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s voting securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i)     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)     “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)    “Company” means FREYR Battery, Inc., a Delaware corporation, or any successor thereto.

(l)     “Determination Date” means any time when the achievement of the Performance Goals associated with the applicable Performance Period remains substantially uncertain; provided, however, that without limiting the foregoing, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such Performance Goals shall be deemed to be substantially uncertain.

(m)   “Director” means a member of the Board.

(n)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code in the case of Incentive Stock Options, and for all other Awards, means as determined pursuant to the terms of the long-term disability plan maintained by the Company; provided however, that if the Participant resides outside of the United States, “Disability” shall have such meaning as is required by Applicable Laws.

(o)    “Effective Date” means June 13, 2024.

(p)    “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)     “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 14 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 13. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s shareholders, subject only to there being sufficient authorised and unissued and not otherwise committed share capital that has not expired.

(s)     “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i)       If the Shares are listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable or on the prior trading day if such day falls on the date the established stock exchange is closed for trading;

(ii)     If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws and regulations and in a manner that complies with Section 409A of the Code.

(t)     “Fiscal Year” means the fiscal year of the Company.

(u)    “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)    “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or an Affiliate to render services to such entity or who renders, or has rendered, services to the Company, or any Affiliate and is compensated for such services.

(w)    “Insider” means an officer or director of the Company or any other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

(x)    “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)     “Option” means a stock option granted pursuant to the Plan.

(aa)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)  “Participant” means the holder of an outstanding Award.

(cc)   “Performance Goal” means a formula or standard determined by the Administrator with respect to each Performance Period, which may include any of the following criteria (or any other criteria determined by the Administrator in its sole discretion), with any adjustment(s) to such criteria established by the Administrator: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total shareholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(dd)  “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Awards. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

(ee)   “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)    “Plan” means this 2021 Equity Incentive Plan, as amended and restated.

(gg)  “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(hh)  “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)  “Service Provider” means an Employee, Director or Independent Contractor.

(ll)    “Share” means a share of the Company, as adjusted in accordance with Section 15 of the Plan.

(mm)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn)  “Stock Bonus Award” means an Award granted pursuant to Section 10 of the Plan.

(oo)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(pp)  “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.      Shares Subject to the Plan.

(a)     Shares Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 34,900,000 Shares. The Shares may be authorized, but unissued, or reacquired. Notwithstanding the foregoing, subject to the provisions of Section 14 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that become available again for issuance pursuant to Sections 3(b). Subject to adjustment as provided in Section 14(a), (A) each Share with respect to which an Option or Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (B) each Share with respect to which any other Award denominated and settled in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.22 Shares.

(b)     Lapsed Awards. Subject to Applicable Laws, if all or any part of an Award is forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan.

(c)     Assumption or Substitution of Awards by the Company. The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under this Plan or (b) granting an Award under this Plan in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code, the purchase price or the exercise price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately. In the event the Administrator elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under this Plan shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any fiscal year.

4.      Administration of the Plan.

(a)     Procedure.

(i)       Multiple Administrative Bodies. Subject to compliance with Applicable Law, different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws and will have the powers specifically delegated to it by the Board.

(b)     Powers of the Administrator. Subject to the provisions of the Plan and the maximum number of Shares for which issuance authority is delegated to the Administrator by the general shareholders meeting, the Administrator will have the authority, in its discretion:

(i)       to determine the Fair Market Value in accordance with Section 2(t)(iii);

(ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve forms of Award Agreements for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)     to institute and determine the terms and conditions of an Exchange Program; provided, however, that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of the Company’s shareholders subject to any higher requirements as to quorum or majority provided by Delaware Law;

(vii)   to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(ix)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying non-U.S. Applicable Laws, for qualifying for favorable tax treatment under applicable non-U.S. Applicable Laws or facilitating compliance with non-U.S. Applicable Laws (sub-plans may be created for any of these purposes);

(x)      to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(xi)     adjust Performance Goals to take into account changes in Applicable Laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Administrator deems necessary or appropriate to avoid windfalls or hardships;

(xii)   to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xiii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)   to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xv)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant to the Company for review. Subject to compliance with Applicable Law, any officer of the Company designated by the Board, including but not limited to Insiders, shall have the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant. Only the Committee shall have the authority to review and resolve disputes with respect to Awards held by Participants who are Insiders, and such resolution subject to complying with the authority given to the Board to issue Shares by the general meeting of shareholders and the delegation given by the Board to the Administrator shall be final and binding on the Company and the Participant.

(d)     Delegation. To the extent permitted by Applicable Laws, the Board or Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. To the extent permitted by Applicable Laws, the Board or Committee may delegate to one or more officers of the Company who may be (but are not required to be) Insiders (“Delegation Officers”), the authority to do any of the following (i) designate Employees who are not Insiders to be recipients of Awards, (ii) determine the number of Shares to be subject to such Awards granted to such designated Employees, and (iii) take any and all actions on behalf of the Board or Committee other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to the Company or its Affiliates; provided, however, that the Board or Committee resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of Shares that may be subject to the Awards granted by such Delegation Officer and that such Delegation Officer may not grant an Award to himself or herself. Any Awards will be granted on the form of Award Agreement most recently approved for use by the Board or Committee, unless otherwise provided in the resolutions approving the delegation authority.

(e)     Administration of Awards Subject to Performance Goals. The Administrator will, in its sole discretion, determine the Performance Goals, if any, applicable to any Award (including any adjustment(s) thereto that will be applied in determining the achievement of such Performance Goals) on or prior to the Determination Date. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall determine and approve the extent to which such Performance Goals have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

(f)     Section 16 of the Exchange Act. Awards granted to Participants who are Insiders must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

(g)    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards, (ii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) Shares delivered in lieu of fully vested cash obligations, and (iv) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 14(a)); and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in accordance with Section 4(b).

5.      Award Eligibility. Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonuses may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.      Stock Options.

(a)     Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds the maximum for Incentive Stock Options per Applicable Law, such Options will be bifurcated and treated as a Nonqualified Stock Option award. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Exercise Price of the Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant. With respect to the Administrator’s authority in Section 4(b)(x), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 6(a) shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.

(b)     Term of Option. The term of each Option will be stated in the Award Agreement and will not be more than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement or as determined by Applicable Law. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)     Option Exercise Price and Consideration.

(i)       Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)       In the case of an Incentive Stock Option

(A)      granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)       granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)       In the case of a Nonqualified Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)       Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant as determined by the Administrator in its sole and absolute discretion.

(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. An Option may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If an Option is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Option; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may, subject to Applicable Laws, consist entirely of: (1) cash; (2) wire transfer of immediately available funds, (3) other (already issued and paid for) Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines (i) in its sole discretion and (ii) not be incompatible with Applicable Laws regarding the repurchase by the Company of its own shares; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)     Exercise of Option.

(i)       Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the shareholders register of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive  s or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares or cash value of such Shares on the exercise date, in accordance with the terms of the Award Agreement, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)      Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

(e)     Tolling Expiration. If the exercise of an Option would violate an applicable Federal, state, local, or foreign law, or result in liability under Section 16(b), then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10th) day after the last day on which such exercise would violate such applicable Federal, state, local, or foreign law or result in liability under 16(b).

(f)     No Dividends or Dividend Equivalents. Subject to Section 14(a), no dividends, dividend equivalents, or other distributions will be paid or accrued in connection with an unexercised Option.

7.      Restricted Stock.

(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)     Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company or a direct or indirect fully owned subsidiary of the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. These restrictions may lapse upon the completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If the unvested Shares of Restricted Stock are being earned upon the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for each unvested Share; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(c)     Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)     Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)     Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)     Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Any such dividends or distributions will be subject to the same restrictions, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid. For the avoidance of doubt, no dividend shall be paid in connection with a Share of Restricted Stock prior to its vesting.

(h)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and returned without consideration as (i) treasury Shares or (ii) cancelled and the share capital of the Company decreased accordingly, in each case subject to Applicable Laws and such shares will become available for grant under the Plan.

8.      Restricted Stock Units.

(a)     Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator subject to Applicable Laws. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)     Vesting Criteria and Other Terms. Subject to Section 4(g) of the Plan, the Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. A Restricted Stock Unit Award may vest upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If Restricted Stock Units vest based upon satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for the Restricted Stock Units; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(c)     Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)     Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof. Any such dividend equivalents will be subject to the same restrictions, including, without limitation, vesting and restrictions on transferability and forfeitability, as the Restricted Stock Units with respect to which they relate. In no event shall any dividend or dividend equivalent be paid in connection with a Restricted Stock Unit prior to its vesting.

(e)     Form and Timing of Settlement. Settlement of earned Restricted Stock Units, and any dividend equivalent relating to such Restricted Stock Units, will be made promptly after the vesting conditions as set forth in the Award Agreement are met, as determined by the Administrator in its sole discretion. The Administrator will settle earned Restricted Stock Units in Shares, the cash value of such Shares on the settlement date, or both in accordance with the terms of the Award Agreement.

(f)     Cancellation. On the date set forth in the Award Agreement, all Shares reserved for settlement under any unvested, unlapsed unearned Restricted Stock Units will become available for other purposes.

9.      Stock Appreciation Rights.

(a)     Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)     Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider subject to the number of shares to be issued pursuant to exercise of Stock Appreciation Rights does not exceed the maximum number of Shares the issuance of which was delegated to the Administrator by the Board of Directors.

(c)     Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)     Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Stock Appreciation Right may become exercisable upon completion of a specified period of service with the Company or an Affiliate and/or based on the achievement of Performance Goals during a Performance Period as set out in advance in the Participant’s Award Agreement. If a Stock Appreciation Right is exercisable based on the satisfaction of Performance Goals, then the Administrator will: (x) determine the nature, length and starting date of any Performance Period for such Stock Appreciation Right; (y) select the Performance Goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

(e)     Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the term, Section 6(d) relating to exercise, and Section 6(e) relating to tolling the expiration date also will apply to Stock Appreciation Rights.

(f)     No Dividends or Dividend Equivalents. Subject to Section 14(a), no dividends, dividend equivalents, or other distributions will be paid or accrued in connection with an unexercised Stock Appreciation Right.

(g)     Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)       The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof in accordance with the terms of the Award Agreement.

10.    Stock Bonus Awards.

(a)     Awards of Stock Bonuses. A Stock Bonus Award is an award of Shares to an eligible person without a purchase price that is not subject to any restrictions. All Stock Bonus Awards may but are not required to be made pursuant to an Award Agreement.

(b)     Terms of Stock Bonus Awards. The Administrator will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award.

(c)     Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares subject to the Stock Bonus Award on the date of payment, as determined in the sole discretion of the Administrator.

11.    Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company or any Affiliate. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonqualified Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

12.    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Committee or the Administrator, in that party’s sole discretion, may (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A of the Code, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

13.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any Award be transferred for consideration to a third- party financial institution.

14.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)     Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Shares or other securities of the Company or other significant corporate transaction, or other change affecting the Shares occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Section 409A of the Code.

(b)     Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)     Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock, or (iv) a Change in Control (each, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Administrator, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; (E) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award; (F) the opportunity for Participants to exercise their Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto; or (G) the cancellation of outstanding Awards in exchange for no consideration.

(d)     Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

15.    Tax.

(a)     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

(b)     Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax-Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The Fair Market Value of the Shares to be withheld or delivered will be determined based on such methodology that the Company deems to be reasonable and in accordance with Applicable Laws.

(c)     Compliance With Section 409A of the Code. To the extent applicable, awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Section 409A of the Code.

16.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, assuming all relevant provisions of the Award are determined. Notice of the grant will be provided to each Participant within a reasonable time after the date of such determination granting such Award.

18.    Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

19.    Clawback/Recovery. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and/or benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time. The Administrator may require a Participant to forfeit or return to and/or reimburse the Company for all or a portion of the Award and/or Shares issued under the Award, any amounts paid under the Award, and any payments or proceeds paid or provided upon disposition of the Shares issued under the Award, pursuant to the terms of such Company policy or as necessary or appropriate to comply with Applicable Laws.

20.    Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective as of the Effective Date. The Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves this Plan, as amended, or the approval of this Plan, as amended, by the Company’s shareholders, unless terminated earlier under Section 21 of the Plan.

21.    Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Board of Directors may at any time amend, alter, suspend or terminate the Plan.

(b)     Shareholder Approval. The Company will seek to obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.    Conditions Upon Issuance of Shares.

(a)     Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.    Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.    Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions provided that all matters regarding the issuance of new shares, the repurchase and holding by the Company and the cancellation of existing shares and the corporate authorization of the Board of Directors.

FREYR BATTERY, INC. 6 EAST COURT SQUARE NEWNAN, GA 30263 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FREY2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48312-P11655 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FREYR BATTERY The Board of Directors recommends you vote FOR the following: 1. Election of nine directors, each to serve for a one-year term of office expiring at the 2025 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Nominees: 1a. Birger Steen 1b. Tom Einar Jensen 1c. Peter Matrai 1d. Daniel Barcelo 1e. Todd Jason Kantor 1f. David J. Manners 1g. Tore Ivar Slettemoen 1h. Daniel Aremus Steingart 1i. Jessica Wirth Strine For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. Ratification of the appointment of PricewaterhouseCoopers AS as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Advisory vote on the compensation of our named executive officers. The Board of Directors recommends a vote of every “1 YEAR” on Proposal 4: 4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. The Board of Directors recommends you vote FOR Proposal 5: 5. Approval of the amendment and restatement of the FREYR Battery 2021 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting and any postponement or adjournment thereof. For Against Abstain 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Annual Meeting of Stockholders of FREYR BATTERY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Birger Steen, Oscar Brown and Are Lysnes Brautaset as proxy holders, each with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of FREYR BATTERY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in virtual-only meeting format at 12:00 p.m., Eastern Time on June 13, 2024, via www.virtualshareholdermeeting.com/FREY2024 and any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the director nominees listed in Proposal 1, FOR Proposals 2, 3 and 5, and ONE YEAR for Proposal 4, and in accordance with the discretion of the named proxy holders on any other matters that may properly come before the Annual Meeting and any postponement or adjournment thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE